Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

This Commercial Manufacturing and Supply Agreement (this “Agreement”) is entered into by and between AGILENT TECHNOLOGIES, INC., a Delaware corporation, having a principal office at 5301 Stevens Creek Blvd., Santa Clara, CA 95051 (“Agilent”) and OPHTHOTECH CORPORATION, a Delaware corporation, having a principal office at One Penn Plaza, Suite 1924, New York, NY 10119 (“Customer”) effective as of September 3, 2015 (the “Effective Date”).  Agilent and Customer are each referred to herein as a “Party” and together as the “Parties”.

In consideration of the mutual covenants and promises set forth herein, the Parties hereby agree as follows:

1.             SCOPE OF AGREEMENT

This Agreement, together with the Quality Agreement (as defined below) specifies the terms and conditions under which Agilent will manufacture and supply the Product (as defined below) to Customer and perform Manufacturing Services (as defined below) for Customer for commercial purposes.

2.             DEFINITIONS

The following capitalized terms will have the meanings given for the purposes of this Agreement:

2.1           “Affiliate” means any business entity which directly or indirectly controls, is controlled by, or is under common control with any Party to this Agreement.  A business entity shall be deemed to “control” another business entity if (i) it owns, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity, or (ii) it has the de facto ability to control or direct the management of such business entity.  If the laws of the jurisdiction in which such entity operates prohibit ownership by a Party of fifty percent (50%) or more, “control” shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction; provided, however, that there is a de facto ability to direct or control its management.

2.2          “Anti-PDGF Aptamer” means (i) an Aptamer that binds to a platelet-derived growth factor (PDGF) and (ii) intermediates thereof.

2.3          “Active Pharmaceutical Ingredient (API)” has the meaning set forth in the Quality Agreement.

2.4          “Aptamer” means (i) any pegylated or unpegylated naturally or non-naturally occurring oligonucleotide that binds to a Target and (ii) any pegylated or unpegylated oligonucleotide Derived from an oligonucleotide of clause (i) that binds to a Target.

2.5          “Batch” means a specific quantity of Product with a specified yield mutually agreed upon between Customer and Agilent as set forth in a Purchase Order that (a) is intended to have uniform character and quality within specified limits, (b) is Processed according to a single manufacturing order during the same cycle of manufacture, and (c) has a minimum yield of at least [**] of Product.

2.6           “Batch Packet” has the meaning set forth in the Quality Agreement.

2.7           “Certificate of Analysis” has the meaning set forth in the Quality Agreement.

2.8           “Certificate of Compliance” has the meaning set forth in the Quality Agreement.

2.9           “Change Management” means the procedure set forth in the Quality Agreement.

2.10         “Confidentiality Agreement” has the meaning set forth in Section 14.1.

2.11         “Derived” means identified, obtained, developed, created, synthesized, designed or resulting from, based upon, containing or incorporating or generated from or conjugated to or complexed with (whether directly or indirectly or in whole or in part).

2.12         “Facility” means Agilent’s manufacturing facility located at 5555 Airport Boulevard, Boulder, Colorado 80301, or such other manufacturing site agreed to by the Parties in writing.

2.13         “FDA” means the United States Food and Drug Administration or any successor organization.

2.14        “Finished Product” means Customer’s biological or pharmaceutical drug product that includes the Product.

2.15        “GMP” has the meaning set forth in the Quality Agreement.

2.16         “Good Condition” means that at the time of delivery to Customer’s carrier the Product supplied shall: (i) be the right Product; (ii) be in the right quantity in accordance with the manifest; (iii) be in the packaging agreed to by the Parties; (iv) be labeled in accordance with the Product registration; and (v) have no visible defect in the packaging or seal.

2.17         “Independent Laboratory” means a laboratory independent of each Party, mutually agreed in writing between the Parties and competent to determine the matters referred to in Section 8.2.3.

2.18        “E10030” means the Product.

2.19        “Initial Term” has the meaning set forth in Section 13.1.

2.20        “Intellectual Property” means, collectively, Patents, Marks, copyrights, Know-How, and any other intellectual property owned or licensed by a Party.

2.21        “Kilo” means a kilogram of oligonucleotide weight.

2.22        “Know-How” means all non-patented and proprietary: information, inventions, developments, techniques, materials, processes, manufactures, compositions of matter or methods of use and trade secrets, whether or not patentable or copyrightable.  Know-How excludes (i) Patents and (ii) any of the foregoing which would be excluded from the definition of Proprietary Information under Section 5 of the Confidentiality Agreement.

2.23         “Latent Defect” means (a) a failure of the Product to meet the Specification, or (b) Agilent’s failure to manufacture the Product in accordance with GMP, which failure or defect is (x) present at the time of delivery to Customer’s carrier; (y) non-obvious and not reasonably susceptible to discovery upon receipt of the Product from Customer’s carrier and (z) subsequently detected by Customer.  Latent Defect excludes a failure or defect that (i) is attributable to a defect in the PEG delivered to Agilent by Customer for use in the Product, provided that such defect in the PEG was not discoverable by Agilent in the course of testing in accordance with Agilent’s Standard Operating Procedure and provided that such defect in the PEG is not otherwise caused by Agilent’s negligence; (ii) is attributable to a fundamental chemical or stability defect in the Product and results in a change in the Product after delivery by Agilent; or (iii) is the result of further processing, storage, handling or use of the Product after delivery by Agilent.

2.24         “Licensed Patent(s)” means any Patent owned by Agilent or its Affiliates as of the Effective Date or during the Term claiming or covering the Process.

2.25        “Manufacturing Services” means services, other than testing and other services that are performed as part of the manufacture and supply of Product, set forth in a Statement of Work to be performed by Agilent with respect to Product and Finished Product, including stability testing.

2.26        “Manufacturing Standards” has the meaning set forth in Section 5.2.

2.27        “Marks” means the trademarks, service marks, trade dress, trade names, logos, insignia, symbols, designs or other marks identifying either Party or its products.

2.28         “Master Batch Record” has the meaning set forth in the Quality Agreement.

2.29        “Patents” means patents, patent applications and any issued divisions, continuations, continuations-in-part, re-issues, re-examinations, renewals or extensions thereof and any foreign counterpart of any of such U.S. patents.

2.30        “Person” means any individual, partnership, corporation, limited liability company, unincorporated organization or association, any trust or any other business entity.

2.31        “Process” or “Processing” means the combination of materials, procedures, test methods and controls used by Agilent to manufacture the Product under this Agreement, that includes the following unit operations:  [**].

2.32        “Product” means the Aptamer described in Exhibit A and intermediates thereof.

2.33         “Proprietary Information” has the meaning set forth in Section 14.1.1.

2.34        “Purchase Order” means a written purchase order, in substantially the form agreed in good faith based on customary arrangements in the biotechnology industry, between Agilent and Customer, to be delivered by Customer to Agilent for the manufacture and supply of Product (including testing and other services performed as part of the manufacture and supply of Product) pursuant to this Agreement.

2.35        “Quality Agreement” means the agreement by and between Agilent and Customer, executed by duly authorized representatives of each Party, setting forth the obligations of the Parties with respect to quality matters applicable to the manufacturing and supply of the Product and Customer’s drug product testing under this Agreement, attached hereto as Exhibit C.

2.36         “Regulatory Authority” has the meaning set forth in the Quality Agreement.

2.37         “Renewal Term” has the meaning set forth in Section 13.1.

2.38         “Specification” means the specification for the Product as set forth in Exhibit M, which specification may be amended from time to time in accordance with this Agreement.

2.39        “Statement of Work” means any statement of work as mutually agreed to by the Parties for the performance of Manufacturing Services under this Agreement.

2.40        “Supply Deficiency” has the meaning set forth in Section 5.8.1.

2.41        “Supply Failure” has the meaning set forth in Section 5.8.1.

2.42        “Target” means a protein, cytokine, enzyme, receptor, transducer, transcription factor, antigen or any other non-nucleic acid molecule.

2.43         “Term” has the meaning set forth in Section 13.1.

2.44        “Third Party” means any Person who is not a Party or an Affiliate of a Party.

3.             OBLIGATIONS OF THE PARTIES; STATEMENTS OF WORK

3.1                               Obligations of Agilent.  Agilent will manufacture and supply the Product to Customer and perform the Manufacturing Services at the Facility in accordance with the terms of this Agreement, the Quality Agreement, any applicable Purchase Order or Statement of Work and in accordance with GMP and all laws and regulations applicable to the manufacture and supply of the Product at the Facility and the performance of the Manufacturing Services.  Agilent shall perform any testing and other services performed as part of the manufacture and supply of

Product as well as the Manufacturing Services in a professional and workmanlike manner consistent with industry standards.  Agilent will deliver the Product in accordance with the delivery dates set forth in each accepted Purchase Order and will perform the Manufacturing Services in accordance with the delivery dates set forth in each applicable Statement of Work.

3.2                               Obligations of Customer.   Customer will provide Agilent with polyethylene glycol (“PEG”) in accordance with Section 3.3.1 and information and cooperation reasonably necessary for the manufacture and supply of the Product in accordance with this Agreement and the Quality Agreement.

3.3                               PEG.

3.3.1                     During the Term, Customer is responsible for the supply of PEG in sufficient amounts to enable Agilent to manufacture Product ordered by Customer hereunder.  Customer shall use commercially reasonable efforts to maintain the License, Manufacturing and Supply Agreement between Customer and Nektar Therapeutics, Corporation (“Nektar”), dated September 30, 2006, as amended, (the “PEG Supply Agreement”), or enter into an agreement with Nektar or another Third Party to obtain supply of PEG for the E10030 molecule.  For purposes of clarity, Customer may terminate the PEG Supply Agreement with Nektar; provided that Customer has obtained an alternative source of supply of PEG.  Notwithstanding any other provision herein, Agilent shall not be liable for any delays or supply failures associated with (i) Customer’s failure to supply PEG in sufficient amounts to enable Agilent to manufacture Product ordered by Customer or (ii) termination of Customer’s PEG Supply Agreement with Nektar and retention of an alternative source of supply of PEG.  Customer shall reimburse Agilent for any reasonable direct costs incurred by Agilent to qualify any alternative source of supply of PEG.     Customer shall immediately notify Agilent in writing if Customer reasonably anticipates any delay or shortfall in the supply of PEG in sufficient amounts to enable Agilent to manufacture Product ordered by Customer hereunder.  In the event of cancellation or deferment of any Purchase Order due to Customer’s failure to supply sufficient amounts of PEG to enable Agilent to manufacture Product ordered by Customer hereunder, the cancellation and deferment fees set forth in Section 4.7 shall apply.

3.3.2                     PEG delivered shall be held by Agilent on behalf of Customer on the terms and conditions contained in this Agreement and in accordance with any mutually agreeable instructions provided by Customer (it being understood that Agilent shall be deemed to have agreed to any written instruction provided to Agilent regarding the handling of PEG if it has not objected to such instruction upon delivery of the PEG to Agilent).  Customer shall provide any such written instructions to Agilent at least [**] days prior to delivery of the PEG. Upon receipt of the PEG, Agilent will promptly do a visual inspection of the PEG container to ensure it has not been compromised.  Agilent will, promptly, but in no event later than [**] business days of receiving the PEG, notify Customer in writing in accordance with the Quality Agreement in the event that such visual inspection revealed that the PEG was compromised at the time of delivery or was, at the time of delivery, otherwise unusable to manufacture Product.  Agilent will conduct raw material release testing of the PEG in accordance with the specification for the PEG consistent with the Quality Agreement.  Agilent will provide Customer notice in writing in accordance with the Quality Agreement in the event that the PEG does not comply with the specification for the PEG.  In the event that Agilent provides a notification in accordance with this Section 3.3.2, Agilent shall not be liable for any delays or supply failures associated with delivered PEG that, at the time of delivery, was compromised or, at the time of delivery, was otherwise unusable to manufacture Product ordered by Customer hereunder.  Agilent acknowledges that all PEG delivered shall remain the property of Customer and Agilent shall clearly identify all such PEG in storage and in its books as goods belonging to Customer.  Agilent shall not use any such PEG for any purpose other than for Customer under this Agreement.  Agilent shall use first in — first out and first expiry — first out methods of usage.

3.3.3                     Subsequent to the completion of the validation Batches for the New Drug Application submission for the Finished Product, Agilent shall reimburse Customer for [**] percent ([**]%) of the invoiced cost of any PEG (which in no event shall be greater than [**] dollars ($[**]) per kilogram) and any associated freight fees in the event that such PEG cannot be used in the Processing of the Product as a result [**].  Agilent shall immediately inform Customer of any loss or damage to the PEG and promptly provide in writing all explanations and evidence relating thereto.

3.3.4                     Subsequent to the completion of the validation Batches for the New Drug Application submission for the Finished Product, Agilent shall reimburse Customer for [**] percent ([**]%) of the Cost of the PEG used in the Processing of Product that (i) fails to conform to the Specification, (ii) is not manufactured in accordance with GMP, (iii) is not in Good Condition or (iv) is not free from Latent Defects.  For the purposes of calculating the cost of the PEG under this Section 3.3.4, the Parties agree that the cost of the PEG is [**] dollars ($[**]) per Batch in the [**] Process (the “Cost”). Agilent’s reimbursement obligation under this Section 3.3.4 shall be equitably adjusted with respect to any Batch where a portion of the Product produced in such Batch (i) conforms to the Specification, (ii) has been manufactured in accordance with GMP, (iii) is in Good Condition and (iv) is free from Latent Defects.

3.3.5                     Agilent shall maintain up-to-date records of all PEG held in inventory and, within the [**] or at such other frequency as the Parties may agree, shall provide to Customer a complete and accurate list of all PEG held by it on the [**].  Such inventory list shall in particular specify the inventory balance of PEG at the relevant date.  Agilent shall also provide Customer with written reports on a [**] basis reconciling the quantities of the PEG provided to and held by Agilent, the consumption of the PEG and the estimated yield losses in the Processing.

3.3.6                     In addition to the reports set forth in Section 3.3.5, Agilent shall provide to Customer the result of an inventory count to be carried out, under the joint supervision of Agilent and Customer, in accordance with Agilent’s usual year end audit procedures, of all the PEG held by Agilent as of [**] (or such other date as the Parties may agree) of each calendar year, such report to be delivered on or before [**] after such date, or within such other time as the Parties may agree.  Agilent shall be responsible for all discrepancies (such as, for example, missing quantities) not accounted for during such yearly inventory count or in connection with the monthly inventory report without regard to the reason for the discrepancy.  Each Party shall pay for its own fees under this Section.

3.4                               Statements of Work.

3.4.1       During the Term, Customer may request that Agilent perform Manufacturing Services.  As mutually agreed by the Parties in a Statement of Work, each Party shall perform the obligations set forth in each Statement of Work.  In the event of any inconsistency between this Agreement and a Statement of Work, the terms and conditions of this Agreement shall prevail.  Each Party shall retain appropriately qualified and trained personnel with the requisite knowledge and experience to perform such obligations in accordance with this Agreement and any applicable Statement of Work.

3.4.2       Customer may make changes to a Statement of Work (other than cancellation or deferment) at any time by a written request.  Agilent shall notify Customer within [**] business days of its receipt of such request of any proposed modifications to the price or delivery dates incurred as a direct result of the change.  Upon Customer’s written acceptance of such proposal, the Statement of Work shall be deemed so modified.

3.5                               Exclusivity.

3.5.1       Except as otherwise provided in Section 13.3.1, Agilent agrees that during the Term and  for a two (2) year period after the Term (the “Exclusivity Period”), Agilent and its Affiliates shall only supply Anti-PDGF Aptamer APIs or Finished Product to Customer and any Affiliate of Customer or Third Party designated by Customer.

3.5.2       Customer agrees that during the Term, Agilent shall be Customer’s supplier of at least [**] percent ([**]%) of Customer’s commercial manufacturing requirements of Product on an annual basis for use in the United States, European Union, and any additional future jurisdictions as mutually agreed to by the Parties in writing or such lesser amount in the event Agilent is unable to supply such [**]% percent.  If Customer does not meet such purchase requirement for any such calendar year during the Term, Customer shall have the right to cure such deficiency by ordering the missing quantity of Product during the [**] month period following the end of such calendar year.  Provided that Customer has cured such deficiency by ordering the missing quantity of Product during the [**] month period following the end of such calendar year, such deficiency shall not be deemed a breach of this Agreement and Agilent shall not have the right to terminate this Agreement as a result of such deficiency.  Upon [**] days prior written notice to Customer, Agilent may, at its own expense, appoint an independent auditor to audit and examine Customer’s books and records solely for the purpose of confirming Customer’s compliance with the exclusivity commitment in this Section 3.5.2.  Such audit may be made no more than [**].

4.             SUPPLY

4.1          [RESERVED]

4.2                               Forecasts.  Within [**] days of the commencement of the [**] following the Effective Date and every [**] months thereafter, Customer shall submit to Agilent a written rolling forecast of the quantity of Product which Customer expects to order from Agilent for delivery during the next [**] months (the “Forecast”).  The Forecast shall constitute a non-binding, good faith estimate provided by Customer solely to assist Agilent in production planning, and shall not represent any purchase commitment by Customer or a supply commitment by Agilent.  It is understood and agreed by the Parties that Agilent will not hold inventory of Product.  However, Agilent shall deliver such quantities of Product that are ordered in accordance with a Purchase Order that has been accepted by Agilent.

4.3                               Purchase Orders.

4.3.1                        Issuance of Purchase Orders and Lead Times.  Within [**] days of the commencement of the [**] following the Effective Date, and within [**] days of the commencement of each [**] thereafter, Customer may submit to Agilent a Purchase Order for Product to be delivered within the lead time set forth herein.  Each Purchase Order shall be based upon the then-current Forecast and represent the quantity of Batches to be manufactured in a single campaign. Customer may decrease or increase the quantity of Product ordered using validated Batch size increments, provided that any such increase falls within the [**] campaigns per year allotted to Customer.  Each Purchase Order shall set forth the requested delivery date(s) for the Product ordered.  The lead time for all Purchase Orders shall be [**] months from the date of Purchase Order acceptance to the requested delivery date.  Customer may, at its discretion, have a longer lead time in a Purchase Order.  For each accepted Purchase Order, Agilent will employ campaigning for Facility efficiency.

4.3.2                        Acceptance of Purchase Orders.  Agilent shall notify Customer as to whether any Purchase Order delivered pursuant to Section 4.3.1 has been accepted or rejected within [**] business days following Agilent’s receipt of such Purchase Order, unless such Purchase Order exceeds Customer’s then current credit limit, in which case the [**] business day period shall be extended to [**] business days.  Customer’s credit limit shall be reviewed by Agilent consistent with Agilent’s corporate policy, and adjusted as necessary, [**] or upon any material adverse change specific to Customer that would affect Customer’s ability to perform its obligations hereunder.  Agilent may only reject a Purchase Order as follows:  (i) the Purchase Order is not in compliance with this Agreement; (ii) the Purchase Order does not have a delivery address; (iii) the Purchase Order does not comply with Agilent’s credit limit standards; provided that if Customer agrees to make an up-front pre-payment representing all or a portion of the amount due with respect to such Purchase Order as may be requested by Agilent, Agilent may not reject the Purchase Order on the basis that it does not comply with Agilent’s credit limit standards, which pre-payment shall be refunded to Customer by Agilent in the event Agilent fails to deliver Product for which the pre-payment was made; (iv) the Purchase Order does not comply with the lead times set forth in Section 4.3.1; (v) during the period beginning on the date on which Customer files a New Drug Application for the Finished Product with the FDA and ending [**] months from the date of Customer’s first commercial sale of the approved Finished Product, the Purchase Order specifies a quantity of Product that is greater than [**] percent ([**]%) of the then-current Forecast rounded up to the nearest validated Batch size increment; (vi) at any time during the Term of this Agreement other than during the period described in (v) above, the Purchase Order specifies a quantity of Product that is greater than [**] percent ([**]%) of the then-current Forecast rounded up to the nearest validated Batch size increment; (vii) Customer has previously submitted, and Agilent has accepted, a Purchase Order within the applicable [**] pursuant to Section 4.3.1; or (viii) the Purchase Order specifies delivery dates that would require more than a single campaign every [**] months.  Notwithstanding the foregoing, Agilent will use commercially reasonable efforts to accept more than [**] within each [**] and to accept Purchase Orders in excess of the quantities set forth in (v) and (vi) above.  Agilent’s failure to affirmatively reject a Purchase Order within the [**] business day period or [**] business day period, as applicable, shall be deemed an acceptance of such Purchase Order.  In the event that Agilent rejects a Purchase Order hereunder, Agilent shall notify Customer in writing within the [**] business day period or [**] business day period, as applicable, of the reasons why such Purchase Order was rejected by Agilent.  Customer may, at its option and at any time after such rejection, submit a revised Purchase Order.

4.3.3                        Details for Purchase Orders.  Each Purchase Order shall specify the quantity of Product ordered and the time, manner and address of delivery, all of which shall be subject to this Article 4.

4.3.4                        Fulfillment of Purchase Orders.  Upon acceptance of a Purchase Order by Agilent, Agilent will deliver the Product (including without limitation delivery of any Batch) by the delivery dates set forth in the applicable Purchase Order.  The Parties acknowledge and agree that Agilent shall have the right to deliver Product up to [**] business days prior to the applicable delivery date set forth in the applicable Purchase Order.

4.4                               Delivery and Acceptance.  Subject to Section 8.2.2, Agilent will deliver the Product to the carrier selected by Customer.  Shipment terms are FCA Agilent’s Dock Boulder (Incoterms 2010).  Title and risk of loss will pass to Customer when the Product is delivered to Customer’s carrier.  Customer is responsible for payment of all shipment costs, including any insurance necessary to guard against loss or damage during shipment.  Acceptance shall occur upon delivery of the Product to Customer’s carrier.  Agilent shall not be entitled to deliver partial shipments of Product unless expressly authorized by Customer in writing.

4.5                               Certificates.  An appropriate Certificate of Analysis (which shall include a material safety data sheet) and Certificate of Compliance shall be provided with the shipment of each Batch delivered to Customer.

4.6                               Shipping Instructions.  Customer will provide Agilent with packaging and shipping instructions including temperature requirements, temperature monitoring instructions and packaging specifications.  Notwithstanding any other provision of this Agreement, Agilent will not be liable for any loss or damage caused by Agilent’s compliance with Customer’s packaging and shipping instructions or any loss or damage caused by Customer’s carrier.

4.7          Cancellation and Deferment of Purchase Orders.

4.7.1                        Cancellation.  Customer may cancel any Purchase Order or part thereof by providing Agilent with written notice thereof prior to the scheduled delivery date.  In the event that Customer cancels a Purchase Order or a part thereof, Customer shall pay the cancellation fees set forth below.  In addition, Customer shall reimburse Agilent for all material and labor costs incurred prior to the effective date of cancellation.  All cancellation fees and reimbursements of incurred material and labor costs are due within [**] days from the date of Customer’s receipt of an invoice.  In the event that Agilent is able to use any material for another Purchase Order or customer within [**] months of the effective date of cancellation, Agilent will issue a credit to Customer for such reimbursed material cost.  Partial cancellations shall be made using validated Batch size increments.

Cancellation fees are as follows:

[**] percent ([**]%) of the total price of the cancelled Purchase Order or part thereof if Customer provides Agilent with not less than [**] months written notice of the cancellation prior to the scheduled delivery date;

[**] percent ([**]%) of the total price of the cancelled Purchase Order or part thereof if Customer provides Agilent with written notice of the cancellation within [**] months of the scheduled delivery date but not less than [**] days prior to the scheduled delivery date; and

[**] percent ([**]%) of the total price of the cancelled Purchase Order or part thereof if Customer provides Agilent with less than [**] days prior written notice of the cancellation.

4.7.2                        Deferment.  Customer may defer delivery of any Purchase Order or part thereof by providing Agilent with written notice thereof at least [**] months prior to the scheduled delivery date.  Delivery dates for deferred Purchase Orders or parts thereof will be as mutually agreed to by the Parties, subject to the limitation of [**] campaigns per year.  In the event that Customer defers delivery of a Purchase Order or a part thereof, Customer shall not be subject to any deferment fees unless Customer defers a Purchase Order or a part thereof for more than [**] months in which case Customer will pay a deferment fee of [**] percent ([**]%) of the total price of the deferred Purchase Order or part thereof.  The deferment fee is due within [**] days from the date of Customer’s receipt of an invoice.  Partial deferments shall be made using validated Batch size increments.  Any deferment fee paid under this Section will be credited against any cancellation fee that may become due with respect to the same Purchase Order under Section 4.7.1.  Any deferment of a Purchase Order beyond the next [**] scheduled campaigns, or [**] months from the scheduled delivery date set forth in the Purchase Order,  shall be deemed a cancellation subject to the fees set forth in Section 4.7.1.

5.             PROCESSING OF PRODUCT

5.1                                  Storage and Handling.  Agilent shall store and handle the raw materials (including PEG) and packaging components under appropriate conditions and temperature, humidity, light and cleanliness to avoid any material adverse effect on the identity, strength, quality and purity of such materials and components.  Agilent shall store and handle the Product in accordance with the Specification and under appropriate conditions as defined by Customer in accordance with the Product stability studies and temperature, humidity, light and cleanliness to avoid any material adverse effect on the identity, strength, quality and purity of the Product.

5.2                                  Manufacturing Standards.  Agilent shall manufacture the Product in conformity with the Process, Master Batch Record, GMP, the Quality Agreement and the Specification (the “Manufacturing Standards”).

5.3                                  Shortage of Supply.  Agilent shall notify Customer immediately upon becoming aware of an event of force majeure under Article 12 or any other event that would render Agilent unable to supply any quantity of the Product required to be supplied hereunder.

5.4                                  Risk Management.

5.4.1                        Safety Stock; Deposit.

5.4.1.1              Except with respect to the supply of PEG, Agilent shall maintain a mutually agreed upon inventory level of critical raw materials and supplies (“Safety Stock”) required for Agilent to manufacture and supply the Product for Customer based upon the then-current Forecast.  The list of such critical raw materials and supplies is set forth in Exhibit O, which list (i) will be updated by the Parties within [**] days of the execution of this Agreement to include the agreed upon quantities of such raw materials and supplies and (ii) may otherwise be updated from time to time as mutually agreed to by the Parties.  Agilent will acquire, maintain and store the Safety Stock [**].  The levels of Safety Stock shall be adjusted after each [**] based upon Customer’s Product requirements set forth in the then-current Forecast.

5.4.1.2     Upon mutual agreement regarding the initial inventory level of the Safety Stock, Agilent shall invoice Customer, and Customer shall pay Agilent a one-time deposit (the “Deposit”) in an amount [**] of the actual cost incurred by Agilent to acquire such raw materials that comprise the initial Safety Stock.  In the event the then-current Forecast necessitates a Safety Stock level increase, Agilent will invoice Customer an additional amount to increase Customer’s Deposit so that it is [**] of the cost of the inventory of such Safety Stock.  In the event the Parties mutually agree to decrease the Safety Stock, once the excess raw materials have been consumed in the manufacture of Product, Agilent will credit Customer’s account in an amount [**] of the value of the raw materials that were consumed and such credit shall be applied against the next invoice sent by Agilent to

Customer.  All adjustments to Customer’s Deposit with Agilent will be made [**] and will be memorialized in writing by Agilent with supporting documentation to be provided to Customer upon request.

5.4.1.3     Agilent will use commercially reasonable efforts to manage and use the Safety Stock in a manner that minimizes the risk that any amount of the Safety Stock expires before it can be used to manufacture Product hereunder, including, but not limited to, using the Safety Stock on a first in, first out basis.  In the event that any raw materials that comprise Safety Stock expire due to Customer submitting Purchase Orders at levels materially below the then-current Forecast, an amount equal to the value of such expired raw materials in Safety Stock will be deducted from the Deposit for such Safety Stock and the expired material will be shipped to a destination of Customer’s choosing or disposed of by Agilent upon Customer’s direction.

5.4.1.4     Agilent shall at all times retain title to the Safety Stock and assumes the risk of loss of any or all of such Safety Stock.  In the event any or all of the Safety Stock is damaged or destroyed, Agilent shall, [**], replace the damaged or destroyed Safety Stock with replacement raw materials of similar type and quality.

5.4.2                        Risk Management Plan.  Agilent shall maintain and comply with the risk management plan set forth in Exhibit K, which shall be updated [**] subject to Customer’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

5.5                                  Capacity.  During the Term, Agilent will provide capacity to manufacture [**] Batches in 2016, [**] Batches in 2017 and [**] Batches of Product per calendar year thereafter in accordance with Purchase Orders that are issued by Customer in accordance with Section 4.3.1 and accepted by Agilent in accordance with Section 4.3.2.  The Parties will negotiate in good faith increased capacity to be dedicated to Customer.  If the Parties agree on such increased capacity, Agilent shall use commercially reasonable efforts to increase its capacity to the agreed upon units of Product within a reasonable time and Customer shall use commercially reasonable efforts to use the increased capacity built by Agilent.

5.6                                  Alternative Supplier.  Agilent acknowledges that (i) it is the intent of Customer to establish one or more alternative suppliers to manufacture Product and (ii) in the process of establishing such an alternative supplier Customer will discuss the Product and Customer’s Know-How, subject to Article 14.  Customer shall be free to disclose to any such actual or proposed alternative supplier the Process overview set forth in Exhibit H.

5.7                                  Process Changes or Improvements.  The Parties shall collaborate in good faith to evaluate and implement potential process improvements to increase Processing efficiencies and Agilent Product capacity.  Agilent agrees that no change to the Process shall be made without the prior written approval of Customer.  Notwithstanding the foregoing, any such change to the Process shall be subject to the agreed upon Change Management process as set forth in the Quality Agreement and the prior mutual agreement of the Parties with respect to the costs and expenses associated with the agreed upon change.

5.8           Supply Deficiency; Supply Failure; Technology Transfer

5.8.1                        Definitions of Supply Deficiency and Supply Failure.  A “Supply Deficiency” means Agilent has delivered less than [**] percent ([**]%) of the aggregate minimum yield for the Batch(es) of Product specified in any accepted Purchase Order in accordance with the delivery date set forth therein (the undelivered amount being referred to herein as the “Deficiency Amount”), unless such failure results from a delay or default by Customer under the Agreement (including but not limited to a failure to supply sufficient amounts of PEG to enable Agilent to manufacture Product ordered by Customer hereunder).  A “Supply Failure” means Agilent has failed to cure a Supply Deficiency by (i) delivering the full Deficiency Amount of Product within [**] days from the delivery date specified in the accepted Purchase Order or such other date as mutually agreed to by the Parties in writing; or (ii) issuing, at the time of the invoice, a credit to Customer for the Deficiency Amount, provided that the Deficiency Amount is equal to or less than [**] percent ([**]%) of the aggregate yield for the quantity of Product ordered.  In the event that Agilent has delivered [**] percent ([**]%) or more of the aggregate yield for the Product ordered but less than [**]% of the amount of Product ordered in any accepted Purchase Order, Agilent will issue a credit to Customer for the difference.  For the avoidance of doubt, a shortfall where Agilent has delivered at least [**] percent ([**]%) of the aggregate minimum yield for the Batch(es) of Product specified in any accepted Purchase Order in accordance with the delivery date set forth therein shall not constitute a Supply Deficiency.

5.8.2                        Procedure to Address Supply Deficiency.  In the event of a Supply Deficiency, Agilent will use commercially reasonable efforts to take one (1) or more of the following steps, as mutually agreed with Customer, in the following order of preference whenever practicable (i.e., with highest preference given to the remedy in (a) and the lowest preference given to the remedy in (d)):  [**].

5.8.3                        Alternative Supply for Supply Failure.  In the event of a Supply Failure, notwithstanding the exclusivity provisions set forth in Section 3.5.2, Customer will have the right to purchase from one or more alternative suppliers all of its Product requirements, provided that Customer will use commercially reasonable efforts to limit any order of Product with alternative suppliers to the extent of and for the anticipated duration of the Supply Failure.  Customer will resume purchase of its Product requirements under Section 3.5.2 from Agilent as soon as (a) Agilent reasonably demonstrates that Agilent is able to resume supplying Product to fulfill Customer’s requirements and (b) Customer has fulfilled all obligations or commitments, if any, undertaken by Customer in connection with Customer’s arrangement(s) with the alternative supplier(s).  Any purchases of Product by Customer from an alternative supplier during a Supply Failure will, in addition to Customer’s purchases from Agilent under this Agreement, count towards Customer’s [**] percent ([**]%) purchase commitment from Agilent under Section 3.5.2.

5.8.4                        Technology Transfer.  In the event of (i) a Supply Failure, or (ii) termination of this Agreement by Customer pursuant to Section 13.2(a) or (b), and provided that Customer does not have a validated and approved alternative supplier of Product, Agilent and its Affiliates shall use their best efforts to co-operate, and cause their approved subcontractors to co-operate, in good faith and in accordance with a technology transfer plan to be agreed in good faith with Customer, to bring about a smooth and orderly transition to an alternative supplier(s) of Product as further specified in this Section.  For the sake of clarity, the licenses granted in Sections 9.3.2.1 and 9.3.2.2 shall survive and remain in full force and effect.  Agilent shall transfer to Customer or its designee the technology and materials agreed upon by the Parties in the technology transfer plan necessary for an alternative supplier(s) to develop, manufacture and supply the Product, including providing Customer or its designee sufficient information (including manufacturing documentation, testing methodologies and quality protocols).  As agreed upon by the Parties in the technology transfer plan, Agilent shall transfer to Customer or its designee the Safety Stock and Customer shall pay Agilent an amount equal to the remaining [**] cost of the inventory of such Safety Stock transferred that is not already covered by the Deposit. Agilent shall further provide the necessary technical assistance and required documentation necessary for transferring such development, manufacture and supply responsibilities to an alternative supplier(s) as agreed upon by the Parties in the technology transfer plan.  If applicable and to the extent requested by Customer and permitted thereunder, Agilent shall assign to Customer or its designee any Third Party agreements to which Agilent or its Affiliate is a party that relate solely to the development, manufacture and supply of the Product.  In addition, Agilent will also assist Customer or its designee in obtaining other items necessary for the development, manufacture and supply of the Product.  Agilent and its Affiliates and approved subcontractors shall be responsible for their costs and expenses in connection with this Section.  Notwithstanding any other provision of this Agreement, the Parties acknowledge and agree that the obligations of Agilent, its Affiliates and their subcontractors under this Section 5.8.4 shall terminate [**] months after regulatory approval of the Finished Product.

6.                                      PRICE AND PAYMENT

6.1                                  Pricing.  Pricing for the Product shall be as set forth in each Purchase Order; provided that such pricing shall not exceed the pricing for Product set forth in Exhibit J except to the extent that the Manufacturing Standards as of the Effective Date for Product ordered are materially modified pursuant to the Change Management provisions set forth in the Quality Agreement; provided that any increase in pricing shall be proportionate to the increase in Agilent’s costs to manufacture Product based on such modified Manufacturing Standards.  Pricing for the Manufacturing Services shall be as set forth in each Statement of Work.

6.2                                  Payment.  Agilent shall invoice Customer at the time of, as applicable, shipment of the Product in accordance with this Agreement or completion of the Manufacturing Services, unless otherwise agreed to by the Parties in a Statement of Work.  Payment of an undisputed invoice for Product is due [**] days from the date of invoice.  Payment of a disputed invoice for Product is due [**] days from the date of resolution of the dispute. Payment terms are subject to change if Customer’s financial condition or payment record merits such change.

6.3                                  Taxes.  Prices are exclusive of any sales, use, service, value added or other similar taxes.  Any tax, duty, custom, insurance or other fee of any nature imposed on Product or services by any federal, state, local or foreign governmental authority shall be paid by Customer.  If Agilent is required to pay any such tax or fee, Customer will reimburse Agilent promptly upon invoice by Agilent.  If Customer claims exemption from any taxes, Customer will provide Agilent with an appropriate exemption certificate for the delivery jurisdiction.  Each Party will be responsible for its own income, employment and property taxes.

6.4                                  Remedies.  Agilent may temporarily discontinue its performance of the manufacture and supply obligations under this Agreement if Customer fails to pay any sum when due and Customer has not cured such failure within [**] days after receipt of written notice from Agilent identifying such failure.

6.5                                  Manufacturing Cost Reductions.  The Parties will work together during the Term to identify opportunities to reduce the cost of manufacturing Product.  Any such cost reductions shall be subject to Section 5.7 and the Change Management process set forth in the Quality Agreement.  With respect to all other reductions in costs, the Parties shall negotiate in good faith decreases to the price for the Product.

6.6                                  Manufacturing Cost Increases.  The Parties agree that Agilent shall have, after good faith negotiations with Customer, the right to increase Product prices provided that Agilent can demonstrate that such increases are based upon unavoidable increases in material costs.  Any increases in labor costs will cause the Parties to negotiate in good faith increases to the price of the Product, provided that such increases shall not exceed the Producer Price Index percentage [**] as published by the United States Department of Labor Producer Price Index for Chemical Manufacturing Series ID:PCU325—325—, or any such replacement or substitute index published by the United States government in the event the Producer Price Index is discontinued.  Price increases under this Section may not be made more than [**].

7.                                      REPRESENTATIONS AND WARRANTIES

7.1                                  General Representations and Warranties.  Each Party represents and warrants to the other Party that (i) it has the right and authority to enter into this Agreement and to carry out its obligations hereunder; (ii) it is validly existing in each jurisdiction in which it is incorporated and is authorized to do business under the laws of each jurisdiction in which it engages in business activities; and (iii) it is not aware of any legal, contractual or other restriction, limitation or condition that might adversely affect its ability to perform its obligations hereunder.

7.2                               Warranties by Agilent.  Agilent warrants to Customer that (i) all Product supplied under this Agreement shall conform to the Specification at the time of delivery to Customer’s carrier; (ii) all Product delivered under this Agreement shall be manufactured in accordance with GMP; (iii) all Product delivered hereunder shall be free from Latent Defects; and (iv) all Product delivered hereunder shall be delivered to Customer free and clear of all liens and security interests.  Agilent warrants to Customer that all Manufacturing Services shall be performed in a professional and workmanlike manner consistent with industry standards.  The warranties set forth in this Section (i) survive acceptance of the Product or Manufacturing Services by Customer (including any Batch Packet acceptance); and (ii) are for the sole benefit of Customer.

7.3                               IP Warranty by Agilent.  Except as otherwise provided in this Section 7.3, Agilent warrants to Customer that, as of the Effective Date, to the best of Agilent’s knowledge, the Process does not (i) infringe any Third Party patents issued as of the Effective Date or (ii) infringe or misappropriate any other intellectual property rights of any Third Party existing as of the Effective Date (“IP Warranty”).  [**].  In the event of breach of the foregoing IP Warranty, Customer’s sole and exclusive remedy, and Agilent’s sole liability shall be as follows:  (i) Agilent will defend or settle any Third Party claim against Customer, its officers, directors, and employees in accordance with Section 9.8, Third Party Infringement Claims, and (ii) in the event that a court of competent jurisdiction determines that the Process infringes the Third Party’s intellectual property rights [**] Agilent, at its cost and sole option, will either (a) with Customer’s written consent, which consent shall not be unreasonably conditioned, withheld or delayed, modify the Process so that it is non-infringing or (b) obtain any necessary license.

7.4                               Warranties by Customer.  Customer warrants to Agilent that (i) as of the Effective Date, to the best of Customer’s knowledge, it owns or has the necessary rights, title and interest in and to the Product, including the right under Patents owned or controlled by Customer to have Product made for Customer, and (ii) as of the Effective Date, Customer has not received any written notification alleging that the Product infringes or misappropriates the intellectual property rights of any Third Party.

7.5                               Remedies.  In the event that (a) the Product supplied under this Agreement fails to conform to the warranties set forth in Section 7.2 of this Agreement, (b) the Parties agree that the Product has a Latent Defect in accordance with Section 8.2.3.4 or an Independent Laboratory so determines in accordance with Section 8.2.3.5, or (c) the Product is not in Good Condition for any reason other than that the Product is not in the right quantity in accordance with the manifest, (i) Agilent may elect either to collect and dispose of the affected Product, at Agilent’s expense, or to reimburse

                                                Customer for any reasonable costs incurred by Customer to collect and dispose of the affected Product; (ii) Agilent shall reimburse Customer for all reasonable costs incurred by Customer in connection with delivery of the affected Product, including freight, clearance, duty and storage charges; and (iii) Agilent shall promptly, at no additional cost to Customer (subject to Section 3.3.3 and 3.3.4, as applicable), (y) replace the affected Product as soon as reasonably practicable with Product that meets the requirements of Section 3.1 or (z) rework the affected Product, subject to mutual agreement of the Parties.  In the event that Agilent fails to replace or rework the affected Product within the timeframe mutually agreed to by the Parties, (1) Agilent will refund to Customer any amounts paid for such Product, [**].  In the event that Manufacturing Services performed under this Agreement fail to conform to the warranty set forth in Section 7.2 of this Agreement, Agilent will promptly, at Agilent’s cost, re-perform such Manufacturing Services, provided that Agilent receives notice from Customer within [**] business days after such Manufacturing Services were completely delivered.  [**].

7.6                               No Warranty to Third Parties.  The warranties set forth in Section 7.2 and Section 7.3 are solely for the benefit of Customer.  Agilent makes no warranty to Customer’s end user customers or any other Third Party.  Customer will not pass on to any end user customer or any other Third Party any warranty or representation on behalf of Agilent.

7.7                               DISCLAIMER.  THE WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE EXCLUSIVE.  THE REMEDIES SET FORTH IN SECTION 7.3 ARE EXCLUSIVE WITH RESPECT TO THE WARRANTIES IN SECTION 7.3.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES NOR RECEIVES ANY WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF DESIGN, SUITABILITY OF QUALITY, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE, WITH REGARD TO THE PRODUCT. AGILENT SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

8.                                      QUALITY

8.1                                  Quality Agreement.  Each Party will comply with the terms of the Quality Agreement in the performance of its obligations hereunder including record retention, audits and inspections, change control, adverse events and product recall.  The Parties will conduct periodic Product quality reviews in accordance with the terms of the Quality Agreement.

8.2                                  Quality Assurance.

8.2.1                        Testing by Agilent.  Agilent shall perform quality testing using assays mutually agreed to by the Parties in order to assure that Product complies with the Specification, and shall retain samples of Product as required by applicable law and produce records of the tests made on each Batch.  Agilent shall provide Customer a Certificate of Analysis and Certificate of Compliance confirming the performance of such testing. Customer may elect, at its sole discretion, to attend and observe any testing conducted by Agilent in accordance with this Section 8.2.1.  In addition, no Product shall be delivered until such Product has been Processed in accordance with the agreed upon testing specifications; provided, however, that the foregoing shall not relieve Agilent of its obligation under this Section 8.2.  With respect to PEG, Agilent shall perform quality testing of PEG in accordance with Agilent’s approved standard operating procedures and report results to Customer within [**] days of Agilent’s receipt of PEG.

8.2.2                        Records.  Capitalized terms used in this Section 8.2.2 that are not defined in this Agreement shall have the meaning set forth in the Quality Agreement.  Agilent shall maintain records, including Master Batch Records and Batch Production Records, with respect to the manufacturing and quality testing of the Product and shall deliver the Executed Batch Record (in electronic PDF format) to Customer prior to Agilent providing the complete Batch Packet to Customer.  Agilent shall provide a point of contact, familiar with the Executed Batch Record, through which information about the Executed Batch Record can be obtained in a timely and organized manner to improve and expedite the Customer review.  In addition, Agilent will provide to Customer the completed, executed batch records for each manufacturing step as such step is completed and approved by Agilent’s Manufacturing and Quality groups, on a rolling basis (and in any event, within [**] days of the completion of the manufacturing step) in order to expedite completion of the final Batch Packet review.  Customer will have [**] business days following receipt of the complete Executed Batch Record to advise Agilent of any deficiencies or corrections needed with the Executed Batch Record.  Agilent will subsequently provide Customer a complete Batch Packet (in electronic PDF format).  Agilent shall not ship Product hereunder unless and until: (i) Agilent has provided to Customer the Batch Packet for such Product and under the condition that all opened deviations, investigations or other anomalous events related to such Batch have been resolved, and (ii)  Customer has reviewed the Batch Packet for such shipment and authorized such shipment in writing.    Upon receipt of a complete copy of the Batch Packet, Customer will use commercially reasonable efforts to review such Batch Packet, and advise Agilent of any deficiencies or corrections needed within [**] business days (“Target Review Period”).  Upon Customer’s request, during the Target Review Period [**] Agilent will make available for up to [**] business days the necessary personnel for in-person, on-site meetings at the Facility (or such other location as the Parties may agree) to facilitate Customer review of the Batch Packet.  If Customer is to exceed the Target Review Period, [**].  Following Agilent’s resolution (to Customer’s satisfaction) of any issues raised by Customer’s review of the Batch Packet, Agilent shall ship the Batch of Product.  Notwithstanding the foregoing, in the event that (a) Customer fails to provide such authorization within [**] business days after Customer’s receipt of the Batch Packet, and (b) Customer has not within such [**] business day period submitted to Agilent any questions or requests for information and (c) Customer does not within such [**] business day period find fault or anomaly with the balance of the Batch Packet documentation, then Agilent may ship the associated Batch of Product and Customer shall be deemed to have accepted the Batch Packet, [**].

8.2.3                        Non-Conforming Product.  Notwithstanding any prior acceptance of Product (including any Batch Packet acceptance) by Customer, the following shall apply with respect to non-conforming Product:

8.2.3.1              Inspection/Testing.  Upon receipt of each delivery of Product from Agilent under this Agreement, Customer shall report to Agilent within [**] business days of Customer’s receipt of Product from Customer’s carrier if the Product does not conform to the quantity specified in the Purchase Order, or if the Product is otherwise not in Good Condition.

8.2.3.2              Failure to Conform to Good Condition.  In the event Customer notifies Agilent pursuant to Section 8.2.3.1 that the Product is not in Good Condition, Agilent shall have the right to inspect and analyze the Product within [**] business days of Agilent’s receipt of the Product or Agilent’s receipt of visual evidence demonstrating that the Product is not in Good Condition.  In the event that the Parties agree that the Product was not in Good Condition at the time of delivery to Customer’s carrier, Customer shall have the remedies as set forth in Section 8.2.3.6. If the Parties cannot agree as to whether the Product was in Good

                                                   Condition at the time of delivery, the matter shall be escalated in accordance with Section 16.b, Escalated Dispute Resolution.

8.2.3.3              Latent Defect.  In the event Customer discovers that the Product has a Latent Defect, Customer shall promptly notify Agilent in writing providing specific details about the nature of the Latent Defect.

8.2.3.4              Notification from Customer.  In the event Customer notifies Agilent pursuant to Section 8.2.3.3 that the Product has a Latent Defect, (i) Agilent shall have the right to inspect and analyze the Product within [**] business days of Agilent’s receipt of a suitable quantity of such Product and (ii) the Parties shall work together in good faith to reach agreement as to whether the Product has a Latent Defect.  In the event the Parties agree that the Product has a Latent Defect, Customer shall have the remedies set forth in Section 7.5.

8.2.3.5              Independent Laboratory.  In the event the Parties fail to agree whether the Product has a Latent Defect, the matter shall be referred to an Independent Laboratory.   Agilent shall forward a sample of retained Product from the Batch in question to the Independent Laboratory for testing and control purposes.  Customer may also forward a sample of the affected Product to the Independent Laboratory for such evaluation.  The Parties shall mutually agree to the controls and procedures used by the Independent Laboratory to test the Product.  Each Party shall have the right to audit the Independent Laboratory to determine whether there was any departure from the established controls and procedures used to test the Product.  In the event a Party determines that there was a departure from the established controls and procedures, the Party shall notify the other Party in writing within [**] business days and the Parties shall resolve the matter in accordance with Section 16.b.  In the absence of such determination, the decision of the Independent Laboratory shall be final and binding on the Parties.  If the Independent Laboratory determines that the Product has a Latent Defect, then the Independent Laboratory’s fees shall be borne by Agilent.  If the Independent Laboratory determines that the Product does not have a Latent Defect, then Customer shall bear the Independent Laboratory’s fees and reimburse Agilent for any reasonable direct costs incurred by Agilent in connection with the Independent Laboratory’s analysis of the Product.

8.2.3.6              Customer’s Remedies.  In the event that the Product is not in Good Condition because the Product is not in the right quantity in accordance with the manifest, Sections 5.8.1-5.8.4 shall apply.  In the event that the Product is not in Good Condition for any other reason, or in the event that the Product has a Latent Defect, the remedies set forth in Section 7.5 shall apply.

8.2.4                        Audit Rights.  Customer shall have the right to conduct audits and inspections of the Facility, Agilent’s manufacturing operations and Agilent’s records relating to this Agreement as provided in the Quality Agreement.  Agilent shall cooperate with Customer in conducting such audits and inspections, including scheduling any requested audit to take place in accordance with the Quality Agreement.

8.2.5                        Observation by Customer.  During the Term, Customer shall have the right, at Customer’s sole cost and expense, during normal business hours and upon reasonable notice, to visit the Facility in order to ensure that the Processing complies with applicable legal requirements and the Specification, as applicable. Agilent shall reasonably cooperate with Customer to permit Customer such access in connection with such visits.  At all times while in attendance at the Facility, Customer agrees to comply with all Agilent health and safety protocols and other policies and procedures applicable to visitation of the Facility as notified by Agilent to Customer prior to or during such attendance.  Such visits shall not interfere with Agilent’s operations.

8.2.6                        Recalls and Voluntary Withdrawals.  If either Party becomes aware of information about the Product or Finished Product indicating that it may be non-conforming Product or Finished Product or that there is potential adulteration, misbranding and/or any potential issues regarding the safety or effectiveness of the Product or Finished Product, it shall within [**] hours provide notice to that effect to the other Party.  Customer will initiate an investigation and assessment of such circumstances and shall promptly notify Agilent of its findings and any proposed course of action.  The Parties shall meet to discuss such circumstances and to consider appropriate courses of action.  Customer shall bear all costs associated with a recall of the Finished Product except to the extent such recall is caused by (i) the negligence or willful misconduct [**]; (ii) [**]; or (iii) Agilent’s failure to manufacture the Product in accordance with GMP, in which cases Agilent shall pay Agilent’s share of such costs associated with the recall.  The determination as to each Party’s [**].  For purposes of this Section, the costs associated with a recall of the Finished Product are defined [**].  In the event of a dispute with respect to responsibility for costs associated with a recall, such dispute shall be escalated for resolution in accordance with Section 16.b.

9.                                      INTELLECTUAL PROPERTY

9.1                               Background Property.  Each Party retains all right, title and interest in and to all Intellectual Property owned, licensed or developed by or on behalf of such Party prior to the Effective Date or independent of this Agreement, and without reliance on the other Party’s Proprietary Information.

9.2                               Ownership of Developed Intellectual Property.

9.2.1                        Customer shall be the sole owner of all right, title and interest in and to all Intellectual Property relating specifically to the Product, including the Specification and all improvements to the Product and Specification that are (i) jointly developed by Customer or its employees or consultants on the one hand and Agilent or its Affiliates, employees or consultants on the other hand, during the course of performing or receiving services hereunder or (ii) developed by Agilent or its Affiliates, employees or consultants during the course of performing Manufacturing Services under a Statement of Work or during the course of performing services for Customer under any Purchase Order, ((i) and (ii) collectively, “Product Improvements”).  Agilent hereby assigns to Customer all of its right, title and interest in Product Improvements.  Agilent agrees to execute such assignments and other documents and to take such other actions as may be reasonably requested by Customer from time to time, at Customer’s expense, in order to effect the ownership provisions of this Section 9.2.1.  For avoidance of doubt, intellectual property relating to the Processing of nucleic acids and the Processing of modified nucleic acids, including pegylated nucleic acids, which is not sequence or Product specific shall not be considered to be a “Product Improvement” but shall be considered to be Intellectual Property relating to the Process, as provided in Section 9.2.2 below and not subject to the obligation to assign provided in this Section 9.2.1.

9.2.2                        Agilent shall be the sole owner of all right, title and interest in and to all Intellectual Property relating to the Process, including all improvements thereto, that are developed by Agilent or its Affiliates, employees or consultants.   In addition, Agilent shall be the sole owner of all right, title and interest in and to all Intellectual Property relating to the Process, including all improvements thereto, that are jointly developed by Customer or its Affiliates, employees or consultants and Agilent or its Affiliates, employees or consultants, during the course of performing or receiving services hereunder (“Joint Process Improvements”).  Customer hereby assigns to Agilent all of its right, title and interest in Joint Process Improvements, except as otherwise provided in Section 9.3.2.1 below.  Customer agrees to execute such assignments and other documents and to take such other actions as may be reasonably requested by Agilent from time to time, at Agilent’s expense, in order to effect the ownership provisions of this Section 9.2.2.

9.3                               License Grants.

9.3.1                        License to Agilent.

9.3.1.1              During the Term, Customer hereby grants to Agilent a fully paid, non-exclusive, non-sublicensable (except as otherwise permitted under Section 9.5), non-transferable (except to a permitted assignee in accordance with Section 16(e) (“Permitted Assignee”)) license under any and all Customer Intellectual Property that is necessary for Agilent to perform its obligations under this Agreement, for the sole and limited purpose of Agilent’s performing its obligations under this Agreement.

9.3.2                        Licenses to Customer.

9.3.2.1              Agilent hereby grants to Customer a worldwide, fully paid-up, royalty-free, perpetual, non-sublicensable (except in accordance with this Section 9.3.2.1), non-transferable and non-assignable (except to a Permitted Assignee), (x) non-exclusive license under Joint Process Improvements; and (y) non-exclusive license under analytical methods that are developed by Agilent or its Affiliates, employees or consultants in the performance of a Statement of Work  or a Purchase Order, (“Analytical Methods”) (together with Joint Process Improvements, collectively, “Licensed Technology”) to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, offer for sale, have offered for sale, sell, have sold, import, and have imported the Product and Finished Product, subject to the following: (i) any sublicense granted by Customer to a Third Party manufacturer or a Third Party that Customer has granted a license under Customer Intellectual Property to develop or manufacture Product (“Customer Licensee”) and/or Finished Product shall be restricted to using the Licensed Technology for the sole purpose of performing services (including development and manufacturing services) for the Product or Finished Product exclusively for Customer, Customer’s Affiliates, Customer Licensees or a Permitted Assignee and (ii) prior to disclosing any Licensed Technology to any Third Party, Customer shall enter into a valid written confidentiality agreement with such Third Party that (a) requires the Third Party to maintain the confidentiality of Agilent Proprietary Information contained in the Licensed Technology under terms no less restrictive than those set forth in Article 14 of this Agreement and (b) restricts the Third Party from using the Licensed Technology for any purpose other than to perform services for the Product or Finished Product exclusively for Customer, Customer’s Affiliates, Customer Licensees or a Permitted Assignee in accordance with this Section 9.3.2.1.  In addition, any sublicense to Analytical Methods granted by Customer under this Section 9.3.2.1 to a Third Party manufacturer of Finished Product shall be restricted to those Analytical Methods that are necessary to manufacture and release the Finished Product.  In addition to the non-exclusive license granted above, and solely with respect to Joint Process Improvements,

                                                   Agilent hereby grants to Customer  a worldwide, fully paid-up, royalty-free, perpetual, non-sublicensable (except in accordance with this Section 9.3.2.1), non-transferable and non-assignable (except to a Permitted Assignee) license to use Joint Process Improvements on a non-exclusive basis to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, offer for sale, have offered for sale, sell, have sold, import, and have imported products controlled by Customer, provided that (i) any sublicense granted by Customer to a Third Party manufacturer or a Customer Licensee shall be restricted to using the Joint Process Improvements for the sole purpose of performing services (including development and manufacturing services) exclusively for Customer, Customer’s Affiliates, Customer Licensees or a Permitted Assignee and (ii) prior to disclosing any Joint Process Improvements to any Third Party, Customer shall enter into a valid written confidentiality agreement with such Third Party that (a) requires the Third Party to maintain the confidentiality of Agilent Proprietary Information contained in the Joint Process Improvements under terms no less restrictive than those set forth in Article 14 of this Agreement and (b) restricts the Third Party from using the Joint Process Improvements for any purpose other than to perform services exclusively for Customer, Customer’s Affiliates, Customer Licensees or a Permitted Assignee in accordance with this Section 9.3.2.1. Except as expressly provided herein, no license to any Licensed Technology is granted, conveyed or implied. [**].

9.3.2.2              Agilent hereby grants to Customer, for the life of the Licensed Patents, a non-exclusive, fully paid-up, royalty-free, non-sublicensable (except in accordance with this Section 9.3.2.2), non-transferable and non-assignable (except to a Permitted Assignee) license, under the Licensed Patents, to make, have made,  use, have used, import, have imported, offer for sale, have offered for sale, sell and have sold the Product and Finished Product, subject to the following:  any sublicense granted by Customer to a Third Party manufacturer or Customer Licensee shall be restricted to developing and manufacturing the Product or Finished Product exclusively for Customer, Customer’s Affiliates, Customer Licensees or a Permitted Assignee and shall contain a provision identifying Agilent as an intended third party beneficiary of, and entitled to enforce, any such sublicense. Except for any future licenses that may be granted by Agilent pursuant to Section 7.3 in a written amendment to this Agreement in accordance with Section 16.j, no other license is granted by Agilent under this Agreement, either directly or by implication, under any Patent other than the Licensed Patents.  [**].

9.3.2.3              With respect to the licenses set forth in Sections 9.3.2.1 and 9.3.2.2, the Parties hereby agree that the licenses for the Product and Finished Product under this Agreement are hereby extended to the ARC1905 molecule (Zimura).

9.4                                  Reservation of Rights.  Except as expressly provided herein, no license to any Agilent Intellectual Property or Customer Intellectual Property is granted, conveyed or implied.  All rights not conferred are expressly reserved.

9.5                               Subcontracting.  Agilent shall only engage those Affiliates and Third Parties approved by Customer in writing to manufacture the Product and shall not sub-license the rights under any Customer Intellectual Property other than to such approved Affiliates and Third Parties and solely for the purpose of manufacturing and supplying Product to Customer and provided that any such approved Affiliate or Third Party shall be subject to Agilent’s obligations contained in this

                                                Agreement.  Agilent shall be responsible for any breach of this Agreement by any such Affiliates and Third Parties subject to Article 15.

9.6                               Process Patents, Process Overview and Know-How.

9.6.1                        Process Patents.  All Patents owned or licensed by Agilent or its Affiliates that cover or claim the Process are set forth in Exhibit F.  During the Term, upon the reasonable request of Customer, no more than [**], Agilent shall update Exhibit F.  Agilent shall not incorporate into the Process any claims covered by Patents unless the Parties have agreed to incorporate such claims into the Process pursuant to the Change Management process.

9.6.2                        Process Overview.  An overview of the Process is attached to this Agreement as Exhibit H.  Agilent acknowledges and agrees that Exhibit H does not contain any Agilent Proprietary Information and that Customer may disclose Exhibit H, or any information contained therein, to any Third Party to the extent such Third Party has a reasonable need to know such information.

9.6.3                        Third Party Know-How.  Agilent has not and shall not incorporate into the Process any Third Party Know-How unless (A) Agilent has the right to incorporate such Third Party Know-How into the Process and (B) the Parties have agreed to incorporate such Third Party Know-How into the Process pursuant to the Change Management process.

9.7                               Licenses to Use the Process.  Agilent is responsible for the procurement of any licenses to Intellectual Property necessary to use the Process to manufacture the Product under this Agreement.  Agilent shall have full responsibility for the determination of whether and from which Third Party it requires any such license to Intellectual Property claiming or covering the Process for the manufacture of the Product under this Agreement and for the procurement of any such license.  For purposes of clarity, nothing in this Section 9.7 shall limit or prevent Customer, in its sole discretion, from obtaining any license or other rights to any Third Party Intellectual Property it considers necessary or useful to manufacture the Product.

9.8                               Third Party IP Existing as of the Effective Date.  Agilent will defend or settle any Third Party claim against Customer, its officers, directors, and employees that (i) Agilent’s use of the Process to manufacture the Product under this Agreement or (ii) any Manufacturing Services provided by Agilent under this Agreement (a) infringes any Third Party patents issued as of the Effective Date or (b) infringes or misappropriates any other intellectual property rights of any Third Party existing as of the Effective Date.  Agilent shall not settle or compromise any action or proceeding under this Section 9.8 that adversely affects Customer’s rights and interests without the written consent of Customer, which consent shall not be unreasonably conditioned, withheld or delayed.  The Parties shall comply with the indemnification process set forth in Section 10.3 with respect to any such Third Party claims.  Agilent will pay infringement defense costs, settlement amounts and court awarded damages in connection with infringement claims under this Section 9.8.  Agilent shall have no obligation under this Section 9.8 for any claim of infringement arising from Product use prohibited by this Agreement.  This Section 9.8 states Customer’s sole and exclusive remedy and Agilent’s sole liability with respect to any such Third Party claim.

9.9                               Third Party IP Arising after the Effective Date.  In the event of a claim or allegation that the Process or the Manufacturing Services (a) infringes any Third Party patents issued after the Effective Date or (b) infringes or misappropriates any other intellectual property rights of any Third Party that first came into existence after the Effective Date, the Party first having notice of the claim or assertion shall promptly notify the other Party and the Parties shall negotiate in good faith and jointly determine (i) any necessary or desirable action to remediate the same, which may include modifying the Process so that it is non-infringing, obtaining any necessary license and/or opposing the claim or allegation, and (ii) the allocation of related costs.

10.                               INDEMNITIES AND INSURANCE

10.1                        Agilent’s Indemnity Obligations.  Agilent will indemnify, defend and hold harmless Customer, its officers, directors, and employees, from and against any and all claims, losses, damages, demands, expenses or other liability arising out of a Third Party claim to the extent caused by (i) failure of the Product to conform to the Specification at the time of delivery to Customer’s carrier; (ii) Agilent’s failure to manufacture the Product in accordance with GMP; or (iii) the negligence or willful misconduct of Agilent or its officers, directors, employees, Affiliates, subcontractors or suppliers.  Agilent’s obligations under this Section 10.1 do not apply with respect to any claim to the extent such claim is subject to indemnification under Section 10.2.

10.2                        Customer’s Indemnity Obligations.  Customer will indemnify, defend and hold harmless Agilent, its officers, directors, and employees, from and against any and all claims, losses, damages, demands, expenses or other liability arising out of a Third Party claim to the extent (i) arising from the sale, marketing or distribution of the Product or Finished Product, or use of the Product or Finished Product, by Customer or its officers, directors or employees or any Third Party including death or injury to any person; or (ii) caused by the negligence or willful misconduct of Customer or its officers, directors or employees, Affiliates, subcontractors or suppliers.  Customer’s obligations under this Section 10.2 do not apply with respect to any claim to the extent such claim is subject to indemnification under Section 10.1.

10.3                        Process.  Each Party agrees to notify the other Party promptly upon receipt of any claim for which indemnification is sought.  The Party seeking indemnification will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party.  In no event may either Party compromise or settle any claim or suit in a manner that adversely affects the rights and interests of the other Party (or any indemnitee) without the prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed.  The indemnifying Party shall have no liability under this Article 10 with respect to claims or suits settled or compromised by the indemnified Party (or any indemnitee) without the indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  The indemnified Party may, at its own expense, participate in the defense of any claim.  In the event that the indemnifying Party fails to assume control of the defense of any claim, the indemnified Party may assume control at the expense of the indemnifying Party.

10.4                        Insurance.  During the Term, Agilent will maintain insurance coverage in accordance with the Memorandum of Insurance attached hereto as Exhibit D.

11.                               COMPLIANCE WITH LAWS AND REGULATORY MATTERS

11.1                        Compliance with Laws.  Each Party shall comply with all applicable laws and regulations governing the performance of such Party’s obligations under this Agreement.  Without limiting the foregoing, Agilent shall ensure that the Facility and Product conform to GMP and the requirements of all applicable Regulatory Authorities and Customer shall ensure that the Finished Product conforms to GMP and the requirements of all applicable Regulatory Authorities.

11.2                        Regulatory Filings.  Customer, at its expense, shall be solely responsible for the preparation, filing and maintenance of all regulatory documents and all governmental permits, licenses and other approvals as may be necessary with respect to the formulation, marketing, distribution, sale and use of the Product and Finished Product.  Upon Agilent’s request, Customer will provide Agilent with a copy of such regulatory documents to the extent they relate to the manufacture of Product under this Agreement.

11.3                           Codes of Conduct.  Agilent agrees to maintain, in accordance with industry practices, and comply with Agilent’s Standards of Business Conduct available at http://www.agilent.com/supplier/downloads/StandardsBusinessConduct.pdf.

11.4                        Permits and Commercial Readiness Plan.

11.4.1                 Permits.  Agilent at its expense shall be solely responsible for, and has the obligation to prepare, file and maintain all licenses, permits and approvals as may be necessary with respect to the manufacture of the Product and performance of Manufacturing Services at the Facility, including all regulatory approvals required to import raw materials and packaging components.  Upon Customer’s request, Agilent will provide Customer with a copy of such documents to the extent they relate to the manufacture of the Product or the performance of Manufacturing Services under this Agreement.

11.4.2                 Commercial Readiness Plan.  Agilent’s Commercial Readiness Plan is attached hereto as Exhibit N.  [**].   Agilent’s obligations under this Section 11.4.2 shall terminate [**] months after regulatory approval of the Finished Product.

11.5                        Hazardous Waste.  Any hazardous waste generated during the manufacture of the Product under this Agreement will be disposed of by Agilent in accordance with Agilent procedures at Agilent’s cost and expense.

11.6                        Export Controls.   Each Party shall comply with applicable US and other laws, rules and regulations that govern the import, export and re-export of the Product, including the U.S. Export Administration Regulations, and will obtain any required export and import authorizations.

11.7                        Record Retention.  Agilent shall maintain the records and documentation relating to the manufacture of the Product in accordance with ICH guidance, Agilent’s Standard Operating Procedure and the Quality Agreement.

11.8                        Technical Support.

11.8.1                 Upon notification to Agilent that Customer has received a complaint or inquiry regarding the safety, efficacy or quality of the Product or Finished Product, Agilent shall, within a reasonable period, supply Customer with a chemical analysis of a number of retained samples, maintained in accordance with the Quality Agreement, of the Batch(es) of the Product in question.

11.8.2                 Upon notification to Customer that Agilent has received a complaint or inquiry regarding or discovery by Customer of any issues relating to the safety, efficacy or quality of the Product or Finished Product, Customer shall, within a reasonable period, provide technical support as reasonably requested by Agilent, which may include, but shall not be limited to, technical advice and chemical analysis of retained samples of the Product, maintained in accordance with the Quality Agreement.

11.8.3                 Except as set forth in Section 8.2.6, all technical support provided by Agilent under this Section 11.8 shall be subject to the pricing and payment terms for technical and regulatory support as set forth in a Statement of Work agreed upon by the Parties.

11.9                           Regulatory Support.

11.9.1                 Agilent agrees to cooperate with, and provide regulatory assistance to, Customer to support existing, pending or new Product or Finished Product registrations and marketing approvals, in each case, with any relevant governmental authority.  The foregoing assistance rendered by Agilent may include: (i) assisting Customer in completing and submitting changes to any regulatory submissions related to the Product; (ii) cooperation in connection with pre-approval inspections carried out by governmental authorities; and (iii) providing information to Customer that may be required by a relevant governmental authority to support the Product or Finished Product, including the manufacturing and exportation related thereto.  Except as set forth in Section 8.2.6 and except for the general requirements for API manufacturers set forth in the GMP and all laws and regulations applicable to the manufacture and supply of API, all Product-specific regulatory support provided by Agilent under this Section 11.9 shall be subject to the pricing and payment terms for technical and regulatory support as set forth in a Statement of Work agreed upon by the Parties.

11.10                    FDA Debarment Statement.  Agilent hereby certifies that neither Agilent nor any employee engaged by Agilent to perform services under this Agreement has been debarred under section 306 of the Federal Food, Drug and Cosmetic Act in connection with the performance of services under this Agreement or any comparable law or regulation outside of the United States.  In the event that Agilent becomes aware of any such debarment, Agilent will provide Customer with written notice thereof.  Agilent will request that all GMP manufacturing and testing subcontractors utilized pursuant to Section 2.4 of the Quality Agreement provide Customer with a certification that is substantially similar to the certification provided by Agilent in this Section 11.10.   In the event that any such subcontractor fails to provide the certification, Customer may withdraw its approval for such subcontractor and Agilent shall cease using such subcontractor to provide services under this Agreement.

12.                               FORCE MAJEURE

Neither Party will be liable for any failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by any event beyond such Party’s reasonable control, including fire, flood, explosion, unavailability of utilities or raw materials, labor difficulties, war, riot, act of God, export control regulation, or other laws or regulations, action or failure to act of any governmental authority, or any judgment, injunction or order of a court, administrative agency or regulatory authority having the effect of preventing or adversely affecting either Party’s performance under this Agreement.

13.                               TERM AND TERMINATION

13.1                           Term.  Unless otherwise terminated under this Article 13, this Agreement will commence as of the Effective Date and will continue for seven (7) years from the date of Customer’s first commercial sale of the approved Finished Product (the “Initial Term”).  Unless otherwise terminated in accordance with this Article 13, this Agreement shall be automatically extended for one two-year period (the “Renewal Term” and together with the Initial Term, the “Term”).  Notwithstanding any of the foregoing, either Party may terminate this Agreement at the end of the Initial Term or during the Renewal Term provided, however, that if Customer desires to terminate it has given Agilent at least eighteen (18) months prior written notice of termination and if Agilent desires to terminate it has given Customer at least twenty-four (24) months prior written notice of termination.

13.2                           Termination.

(a) Subject to Section 13.2(c), this Agreement or a Statement of Work may be terminated by either Party upon [**] days written notice in the event of a material breach of any provision of this Agreement or such Statement of Work; provided, however, that the breaching Party will have an opportunity to (i) cure the breach during the [**], or (ii) provide the non-breaching Party with a plan to remedy the breach within the [**], and if so cured, no termination will be deemed to have occurred as long as the breaching Party diligently pursues the plan to remedy the breach and completes such plan in accordance with the time frame mutually agreed to by the Parties (such time frame not to exceed an additional [**] days).

(b) This Agreement may be terminated by either Party immediately upon written notice to the other Party (i) if the other Party makes an assignment for the benefit of creditors; (ii) if proceedings in voluntary or involuntary bankruptcy are initiated by, on behalf of or against the other Party (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days); (iii) if the other Party is adjudicated bankrupt, files a petition under insolvency laws, is dissolved or has a receiver appointed for substantially all of its property; or (iv) if the other Party ceases operation of its business as its business has normally been conducted, or terminates substantially all of its employees.

(c)    In the event of either Party’s material breach of its confidentiality obligations under Article 14, the Parties shall refer the matter for resolution under the escalated dispute resolution process set forth in Section 16(b).  For the avoidance of doubt, [**].

(d) In the event that Customer fails, from the date of Customer’s first commercial sale of the approved Finished Product, under this Agreement for a period of thirty-six (36) months (i) to place a Purchase Order for a minimum of one hundred (100) oligonucleotide grams of Product and (ii) to take delivery of such Product within the lead times as set forth in Section 4.3.1 of this Agreement, Agilent shall have the right to terminate this Agreement upon written notice to Customer without further opportunity to cure.

(e)  In the event that Agilent has failed to cure any Supply Failure under this Agreement by delivering the full amount of Product ordered within [**] months of such Supply Failure, Customer may terminate this Agreement upon written notice to Agilent.

(f)  Customer may terminate this Agreement immediately if any Regulatory Authority issues a final order or determination that prevents Customer from supplying the Product or Finished Product or exporting, purchasing or selling the Product or Finished Product. Additionally, Customer shall have the right to terminate this Agreement immediately if the Product or Finished Product cannot be reasonably commercialized for medical, scientific or legal reasons, including reasons arising out of clinical trials.

13.3                           Effect of Termination or Expiration.

13.3.1                 Section 3.5.1 shall survive termination or expiration of this Agreement unless this Agreement is terminated by Agilent pursuant to Section 13.2(a), (b) or (d), or by Customer pursuant to Section 13.2(f).  Notwithstanding the foregoing, if this Agreement is terminated by Customer pursuant to Section 13.2(a), (b) or (e) during the Initial Term, the obligations under Section 3.5.1 shall survive such termination for a period of five (5) years after the effective date of such termination.

13.3.2                 Termination or expiration of this Agreement or any Statement of Work shall not release either Party from any liability, right of action or other obligation which has arisen prior to such termination or expiration, including Agilent’s obligation to deliver to Customer such quantity of Product under any Purchase Order accepted by Agilent prior to the effective date of termination or expiration, and Customer’s obligation to pay Agilent the amount set forth in such Purchase Order.  In the event of termination of any Statement of Work under Section 13.2, Customer shall only pay Agilent for all work performed under such Statement of Work prior to the termination date.  In the event a Supply Failure is not cured and this Agreement is terminated under Section 13.2(e), Agilent will refund to Customer any amounts paid for the Product that was not delivered.

13.3.3                 In the event of expiration or termination of this Agreement for any reason other than (i) termination by Agilent pursuant to Section 13.2(a) for Customer’s failure to pay amounts owed hereunder or (ii) termination by Agilent pursuant to Section 13.2(b), Customer shall be entitled, subject to Section 4.3.2, to place Purchase Orders in accordance with the lead times set forth in Section 4.3.1 in order to build inventory of the Product.  Customer shall be entitled to place such Purchase Orders for a period of [**] months following the date of notification for expiration or termination.  Customer shall, subject to the terms of this Agreement, including the procedures set forth in Article 8, take delivery of all Product ordered under this Section 13.3.3 within [**] months following the date of such notification for expiration or termination.  All Purchase Orders placed by Customer under this Section 13.3.3 shall be subject to the terms and conditions of this Agreement, notwithstanding any prior termination or expiration thereof.

13.4                           Surviving Provisions.  Notwithstanding any expiration or termination of this Agreement, the following provisions shall survive:  3.3.3, 3.3.4, 4.7, 5.8.4, 6.2, 6.3, 7, 8.2.3, 8.2.6, 9, 10, 11, 12, 13, 14, 15 and 16.

14.                               CONFIDENTIAL INFORMATION

14.1                           Proprietary Information. The terms and conditions of the Confidentiality Agreement dated March 22, 2011, by and between Customer and Agilent, as amended (“Confidentiality Agreement”), are attached hereto as Exhibit G and incorporated herein by this reference.  Capitalized terms used in this Article 14 and not defined in this Agreement shall have the meanings ascribed to them in the Confidentiality Agreement.  The terms and conditions of the Confidentiality Agreement shall apply to information exchanged under this Agreement; provided that:

14.1.1                 with respect to information exchanged pursuant to this Agreement, the “Purposes” as defined in Section 1 of the Confidentiality Agreement shall be amended to mean the conduct of activities and exercise of rights granted pursuant to this Agreement;

14.1.2                 notwithstanding Section 3 of the Confidentiality Agreement, the Confidentiality Agreement shall apply to all Proprietary Information disclosed between the Parties pursuant to the Confidentiality Agreement and/or this Agreement from March 22, 2011 until the end of the Term plus any additional time needed to complete Agilent’s obligations under Section 13.3.3;

14.1.3                 notwithstanding Section 8(c) of the Confidentiality Agreement, the Confidentiality Agreement, as it applies to information exchanged under this Agreement, shall be construed and interpreted in accordance with the laws of the State of New York as provided in Section 16(k);

14.1.4                 notwithstanding Section 8(e) of the Confidentiality Agreement, the obligations of confidentiality and non-use under the Confidentiality Agreement shall apply until the [**] anniversary of the expiration or termination of this Agreement;

14.1.5                 the restrictions on disclosure and use set forth in the Confidentiality Agreement shall not apply to the disclosure of this Agreement or the disclosure of Proprietary Information to governmental authorities (i) that is required by applicable law or regulation to be submitted by Customer in connection with the issuance or maintenance of marketing approvals for the Product or Finished Product; (ii) that is submitted by either Party to comply with requests for information from any governmental authority; or (iii) that is submitted by either Party to comply with applicable governmental regulations (including the rules and regulations of any stock exchange); provided that, (x) to the extent permitted by applicable law, Customer or Agilent, as the case may be, will give reasonable advance notice to the other Party of such disclosure requirement in order to allow the other Party the opportunity to seek appropriate legal relief to prevent or limit disclosure of its Proprietary Information; (y) reasonable measures shall have been taken by the Party seeking to disclose the other Party’s Proprietary Information to ensure confidential treatment of such Proprietary Information;  and (z) any disclosure shall be limited to such portion of the other Party’s Proprietary Information that is legally required to be disclosed.

14.1.6                 notwithstanding anything to the contrary in the Confidentiality Agreement, but subject to Section 14.1.1, in the event that the Recipient wishes to disclose this Agreement or the Disclosing Party’s Proprietary Information to actual or potential investors, lenders, acquirers, merger partners, or professional advisors who have a reasonable need to know such information, the Recipient shall provide prior written notice thereof to the Disclosing Party, and the Parties shall promptly meet (in person or via telephone) and confer prior to any such disclosure for the purpose of avoiding any inappropriate disclosure of the Disclosing Party’s Proprietary Information.  Following such meeting, if the Disclosing Party has provided its express prior written consent to such disclosure, which consent shall not be unreasonably withheld or delayed, the Recipient may disclose the Disclosing Party’s Proprietary Information to such Third Party; provided that (i) the Recipient shall only disclose such amount of the Disclosing Party’s Proprietary Information as is reasonably necessary; and (ii) the Recipient has entered into a confidentiality agreement, with terms of confidentiality at least as restrictive as the terms and conditions set forth in this Article 14 and the Confidentiality Agreement, with such Third Party (other than attorneys and accountants of Recipient who are bound to confidentiality under applicable ethical and professional rules) before disclosing any of the Disclosing Party’s Proprietary Information.   In the event that the Disclosing Party has not consented to such disclosure, the Recipient may engage an independent Third Party consultant reasonably acceptable to the Disclosing Party and subject to confidentiality obligations at least as restrictive as the terms and conditions set forth in this Article 14 and the Confidentiality Agreement, to evaluate the Parties’ rights and obligations hereunder and such independent Third Party consultant shall be permitted to disclose to such Third Party confirmation solely regarding the adequacy of such rights and obligations and the performance hereunder.  For the avoidance of doubt, the independent Third Party consultant shall not be permitted to disclose any Proprietary Information of the Disclosing Party to any Third Party.  The Parties agree that the process set forth in this Section 14.1.6 shall not apply to Customer’s use or exercise of the license rights under Sections 9.3.2.1 or 9.3.2.2, provided that Customer complies with the provisions of the applicable Sections 9.3.2.1 or 9.3.2.2.

14.2                           Remedies.  Each Party shall be entitled, in addition to any other right or remedy it may have, at law, in equity or under this Agreement, to seek temporary, preliminary and permanent injunctions, enjoining or restraining the other Party and its Affiliates from any violation or threatened violation of this Article 14.

15.                               LIMITATION OF LIABILITY

15.1                           EXCEPT IN CONNECTION WITH (A) A BREACH OF ARTICLE 14; (B) THIRD PARTY CLAIMS UNDER ARTICLE 10; AND (C) DAMAGES ARISING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES, SUBCONTRACTORS OR SUPPLIERS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, LOST OPPORTUNITY OR LOST GOODWILL, ARISING OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY,  CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THIS EXCLUSION IS INDEPENDENT OF ANY OTHER REMEDY SET FORTH IN THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, AGILENT SHALL PAY ALL SETTLEMENT AMOUNTS AND COURT AWARDED DAMAGES IN ACCORDANCE WITH SECTION 9.8, PROVIDED THAT THE

PARTIES HAVE COMPLIED WITH THE INDEMNIFICATION PROCESS SET FORTH IN SECTION 10.3.

15.2                           EXCEPT IN CONNECTION WITH (A) A BREACH OF ARTICLE 14; (B) THIRD PARTY CLAIMS UNDER SECTION 9.8; (C) DAMAGES CAUSED BY AGILENT’S OR ITS OFFICERS’, DIRECTORS’, EMPLOYEES’, AFFILIATES’, SUBCONTRACTORS’ OR SUPPLIERS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (D) AGILENT’S REIMBURSEMENT OBLIGATIONS UNDER SECTIONS 3.3.3 AND 3.3.4; (E) THE REMEDIES SET FORTH IN SECTION 7.5; (F) RECALL COSTS UNDER SECTION 8.2.6; AND (G) OBLIGATIONS OF AGILENT TO REFUND OR CREDIT AMOUNTS TO CUSTOMER UNDER SECTIONS 4.3.2, 4.7.1, 5.4.1.2, 5.8.1, 7.5 AND 13.3.2, TO THE FULLEST EXTENT PERMITTED BY LAW, AGILENT’S AGGREGATE LIABILITY TO CUSTOMER DURING ANY GIVEN 12-MONTH PERIOD FOR CLAIMS FOR DAMAGES UNDER THIS AGREEMENT SHALL NOT EXCEED THE SUM OF THE TOTAL NUMBER OF BATCHES MANUFACTURED BY AGILENT FOR CUSTOMER UNDER THIS AGREEMENT DURING THE PREVIOUS TWELVE (12) MONTH PERIOD MULTIPLIED BY FIVE  HUNDRED THOUSAND DOLLARS ($500,000.00).

16.                               MISCELLANEOUS

a.              Notices.  All notices required or permitted to be given under this Agreement must be in writing and delivered to the other Party as set forth below.  Notices are validly given upon the earlier of confirmed receipt by the receiving Party or three (3) days after dispatch by a reputable courier or certified mail, return receipt requested.  Either Party may change its designated contact and address for purposes of notice by giving notice to the other Party in accordance with these provisions.

Agilent Technologies, Inc.	Ophthotech Corporation
5555 Airport Blvd.	One University Square Drive
Suite 100	Suite 280
Boulder, CO 80301	Princeton, NJ 08540
Attn: General Manager	Attn: Chief Business Officer

With a copy to:

Agilent Technologies, Inc.	Ophthotech Corporation
5301 Stevens Creek Blvd.	One Penn Plaza, Suite 1924
Santa Clara, CA 95051	New York, NY 10119
Attn: General Counsel	Attn: General Counsel

b.              Escalated Dispute Resolution.  In the event that the Parties are unable to agree upon any disputes arising under this Agreement, including without limitation any claims of breach that may give rise to termination, the Parties’ relationship managers agree to negotiate in good faith to resolve any such disputes.  If such negotiations and meetings do not resolve the dispute within [**] days after notice of the dispute, then a senior executive from each Party will meet face to face within [**] days or as mutually agreed between them to attempt to resolve such dispute.  If the dispute is not resolved to the satisfaction of these executives within [**] days, then either Party may, subject to the provisions of this Agreement, pursue all available legal remedies.  Notwithstanding the foregoing, either Party may seek injunctive relief with respect to any disputed matter without following the dispute resolution procedure set forth above.

c.               Exhibits.  The following Exhibits attached to this Agreement are deemed a part of this Agreement and incorporated by reference herein:

EXHIBIT A	PRODUCT

EXHIBIT B	[RESERVED]

EXHIBIT C	QUALITY AGREEMENT

EXHIBIT D	MEMORANDUM OF INSURANCE

EXHIBIT E	[RESERVED]

EXHIBIT F	LIST OF PATENTS

EXHIBIT G	CONFIDENTIALITY AGREEMENT

EXHIBIT H	PROCESS OVERVIEW

EXHIBIT I	[RESERVED]

EXHIBIT J	PRODUCT PRICING

EXHIBIT K	RISK MANAGEMENT PLAN

EXHIBIT L	[RESERVED]

EXHIBIT M	SPECIFICATION

EXHIBIT N	COMMERCIAL READINESS PLAN

EXHIBIT O	CRITICAL RAW MATERIALS

d.              Independent Contractors.  The relationship of the Parties established under this Agreement is that of independent contractors and neither Party is a partner, employee, agent or joint venturer of or with the other.

e.               Assignment.   Except as otherwise provided in this Section 16(e), neither this Agreement nor any part hereof may be assigned or transferred by either Party, whether by operation of law or otherwise, without the other Party’s prior written consent.  Either Party shall have the right to assign this Agreement, without the other Party’s consent, in the event of a sale or transfer of the business as to which this Agreement relates, whether such sale or transfer occurs by merger, reorganization, asset and/or stock purchase, or by any other means, provided that the assignee agrees in writing to assume all of the assignor’s obligations under this Agreement.  The assigning Party shall notify the non-assigning Party in writing as soon as possible of any sale or transfer of its business.  Any assignment or purported assignment in violation hereof shall be void.  This Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

f.                Headings; Construction; Interpretation.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise.  Accordingly, the terms of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause or Exhibit, of or to, as the case may be, this Agreement.  Except where the context otherwise requires, (i) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (ii) any reference to any law refers to such law as from time to time enacted, repealed or amended; (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (iv) the words “include,” “includes,” “including,” “exclude,” “excludes,” and “excluding,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import; and (v) all references in this Agreement to “days” will, unless otherwise specified herein, mean calendar days.

g.               No Third Party Beneficiaries.  No provisions of this Agreement are intended to confer or give, or will be construed to confer or give, to any person or entity other than Agilent and Customer any rights, remedies or other benefits under or by reason of this Agreement.

h.              Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, such determination will not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.  To the extent that any such provision is found to be invalid, illegal or unenforceable, the Parties will negotiate in good faith to substitute for such provision, to the extent possible, a new provision that most nearly effects the Parties’ original intent in entering into this Agreement or to provide an equitable adjustment in the event no such provision can be added.  The other provisions of this Agreement will remain in full force and effect.

i.                  Hierarchy Of Documents.  Unless otherwise specifically agreed to by the Parties, in the event of any conflict between the terms of this Agreement and its Exhibits, and a Purchase Order, the order of precedence is as follows: (i) the terms of this Agreement; (ii) its Exhibits; and (iii) the terms of the accepted Purchase Order.  The Parties acknowledge and agree that the pre-printed provisions on any Purchase Order will be deemed deleted and of no effect whatsoever.

j.                 Entire Agreement.  This Agreement together with any Purchase Orders and Statements of Work constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior communications, representations or agreements, whether oral or written.  No modifications, amendments, or waiver of any term, condition or provision of this Agreement or any Purchase Order or Statement of Work will be binding on either Party unless in writing and signed by an authorized representative of each Party.

k.              Governing Law.  This Agreement is made under and will be construed in accordance with the laws of New York without giving effect to that jurisdiction’s choice of law rules.  The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or to transactions processed under this Agreement.

l.                  Announcements.  Neither Party shall make any public disclosure relating to this Agreement without the prior consent of the other Party, except as otherwise permitted under Article 14.

m.          Subcontractors.  Agilent shall not, without the prior written approval of Customer, subcontract or delegate its obligations under this Agreement or a Statement of Work.  Agilent shall be responsible for ensuring that any approved subcontractor, including Agilent’s Affiliates, shall be subject to Agilent’s obligations contained in this Agreement or any applicable Statement of Work.  Agilent shall be responsible for any breach of this Agreement by any subcontractors subject to Article 15.

n.              Counterparts.  This Agreement or any Purchase Order or a Statement of Work may be executed in counterparts each of which, when executed and delivered, shall be original, but all such counterparts shall constitute one and the same document.  The Parties agree that signatures transmitted via portable document format (PDF) shall be deemed originals until originals replace such copies.

APPROVED AND AGREED TO:

AGILENT TECHNOLOGIES, INC.		OPHTHOTECH CORPORATION

By:	/s/ Nelson Thune	By:	/s/ Michael G. Atieh

Typed Name:	Nelson Thune	Typed Name: Michael G. Atieh

Title:	General Manager	Title:	EVP, Chief Financial and Business Officer

Date:	03 September 2015	Date:	September 3, 2015

EXHIBIT A

PRODUCT

Fovista (pegpleranib sodium,  [**])

[**].

EXHIBIT B

[RESERVED]

2

EXHIBIT C

QUALITY AGREEMENT

3

Quality Agreement

Use as an exhibit to service and supply agreement

Customer:	Ophthotech Corporation
One Penn Plaza
New York, NY 10119

Supplier:	Agilent Technologies, Inc.
5555 Airport Boulevard
Boulder, Colorado 80301

Product(s):	E10030 (PEGylated oligonucleotide) CSN API

Services:	Laboratory Testing
• Manufacturing Support and Finished API Release and Stability (CTX)
• Finished Drug Product Release and Stability Testing (CTL)

Version:	00

Approvals:

/s/ Nelson Thune	11/4/13
Agilent Technologies General Manager	Date

/s/ illegible	06 Nov 13
Agilent Manufacturing	Date

/s/ Celeste O’Connor	08 Nov 13
Agilent Technologies Quality Assurance	Date

/s/ Douglas Brooks	06-Nov-2013
Ophthotech Manufacturing	Date

/s/ Douglas Kollmorgen	05-Nov-2013
Ophthotech Quality Assurance	Date

Other	Date

Ophthotech: QA-AGR-0001 V00 Agilent: QA-CON-0021	CONFIDENTIAL

4

Sections: (aligned to May 2013 FDA DRAFT Guidance)

1.                                      Purpose and Scope

2.                                      Terms

2.1.                            (3) Definitions

2.2.                            (21) Audits and Inspections

2.3.                            (2) Roles and Communications

2.4.                            (19) Subcontracting

2.5.                            (17) Complaints, returns and recalls

2.6.                            (22) Quality Agreement Modifications

3.                                      Quality Dispute Resolution

4.                                      Responsibilities, including communication mechanisms and contacts

4.1.                            (4) General Responsibilities

4.2.                            Quality Unit Responsibilities

4.3.                            Facilities and Equipment

4.3.1.                  (12) Facility

4.4.                            Materials Management

4.4.1.                  (8) Raw Materials

4.4.2.                  (18) Reprocessing and Reworking

4.5.                            Product Specific Terms

4.5.1.                  (10) Manufacturing

4.5.2.                  (11) Qualification and Validation

4.6.                            Laboratory Controls

4.6.1.                  (15) Reference Standards

4.6.2.                  (9) Specifications and Test Methods

4.6.3.                  (14) Samples

4.6.4.                  (16) Stability

4.6.5.                  (13) Packaging, Labeling, Testing and Release of GMP API

4.7.                            Documentation

4.7.1.                  (7) Documentation

4.7.2.                  (20) Regulatory Submission

5.                                      Change Control and Revisions

5.1.                            (5) Change Management

5.2.                            (6) Deviation Handling and OOS Investigation

6.                                      (23) Attachments

6.1.                            Contact Information

5

1.                                      Purpose and Scope

1.1.                            This Quality Agreement (“Agreement”) for the clinical and commercial stage manufacturing of Active Pharmaceutical Ingredients (API), and testing of API and Drug Product under Good Manufacturing Practice (GMP) is being executed by and between:

•                  Ophthotech Corporation hereafter referred to as “Ophthotech”.

•                  And, Agilent Technologies, Inc. hereafter referred to as “Agilent”.

1.2.                            Agilent and Ophthotech are parties to Manufacturing and Supply Agreements as set forth in Attachment 2 (the “Supply Agreements”), pursuant to which Agilent is to supply Ophthotech API and perform certain Manufacturing and Laboratory Services with respect to API and Drug Product. This Agreement will become effective as of the date of the last signatory herein.

1.3.                            Agilent shall operate in accordance with GMP for manufacturing of GMP APIs and the performance of Manufacturing and Laboratory Services and such other applicable regulatory requirements as described in this Agreement and the applicable Supply Agreement.  The purpose of this Agreement is to clearly define the roles and responsibilities of Agilent and Ophthotech with regard to quality and GMP compliance issues concerning the production of GMP API molecules and the performance of certain Manufacturing and Laboratory Services, including testing of API and Drug Product.

1.4.                            The scope of this Agreement includes GMP and quality compliance associated with the clinical and commercial stage manufacturing of GMP API molecules and the performance of certain Manufacturing and Laboratory Services, including testing of API and Drug Product.

2.                                      Terms

2.1.                            (3) Definitions

2.1.1.                  Analytical (Test) Methods — Methods used for analytical testing, including Standard Test Methods and Compendial Methods.

2.1.2.                  Active Pharmaceutical Ingredient (API),—Any substance or mixture of substances intended to be used in the manufacture of a drug (medicinal) product and that, when used in the production of a drug, becomes an active ingredient of the Drug Product as defined in ICH Q 7.  Such substances are intended to furnish pharmacological activity or other direct effect on the diagnosis, cure mitigation, treatment, or prevention of disease or to affect the structure and function of the body.

6

2.1.3.                  Approval — The term “Approval” is defined as concurrence between Ophthotech and Agilent, as evidenced in writing and signed by both companies’ Authorized Quality Representatives. In certain cases, Approvals may be obtained electronically or verbally, followed by a written confirmation.

2.1.4.                  Authorized Quality Assurance Representative — An individual named within this Agreement with the authority to resolve any disputes or conflicts relating to this Agreement in a timely and equitable manner and in compliance with all applicable quality and regulatory requirements.

2.1.5.                  Batch — A specific quantity of material produced in a process or series of processes that is expected to be homogeneous, within specified limits, and that is produced by Agilent in the same cycle of manufacture as defined by the applicable batch record and which shall be packaged and released with a single release and lot number.

2.1.6.                  Batch Packet — Relevant documentation to be transferred by Agilent to Ophthotech to support the release of a Batch. This packet includes, but is not limited to, copies of:

2.1.6.1.                                Executed Batch Records

2.1.6.2.                                all Deviations, including proposed CAPA’s where appropriate, associated with the manufactured API

2.1.6.3.                                OOS investigations associated with analysis of the API

2.1.6.4.                                In-process results

2.1.6.5.                                Certificate of Analysis (COA)

2.1.6.6.                                Certificate of Compliance (COC)

2.1.6.7.                                QA disposition

2.1.7.                  Batch Production Record — An accurate reproduction of a Master Batch Record used as instruction for and documentation of production activities.

2.1.8.                  CAPA-Corrective action, preventative action.

2.1.9.                  Certificate of Analysis (COA) — A document, signed by an authorized representative of Agilent, describing (i) the Specification; (ii) the testing methods applied to the API in order to verify compliance with the Specification, and (iii) the results thereof.

2.1.10.           Certificate of Compliance (COC) — A document, signed by an authorized quality assurance representative of Agilent, attesting that a particular Batch was manufactured in accordance with cGMP, and the Specification.  The Certificate of Compliance may be included

7

within the Certificate of Analysis, or separately, if required by Ophthotech.

2.1.11.           cGMP or GMP — Current Good Manufacturing Practices pursuant to (i) the U.S. Federal Food, Drug, and Cosmetic Act as amended (21 USC 301 et seq.), (ii) relevant U.S. regulations found in Title 21 of the U.S. Code of Federal Regulations (including but not limited to Parts 11, 210, 211, 600 and 610), (iii) Commission Directive 2003/94/EEC of 08 October 2003, (iv) the EC Guide to Good Manufacturing Practice for Medicinal Licensed Products, including respective guidance documents; (v) any comparable laws, rules or regulations of other jurisdictions as mutually agreed to by Ophthotech and Agilent, as each may be amended from time to time; and (vi) the relevant current International Conference on Harmonization (ICH) guidance documents, including the ICH Guidance Q7 Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients and ICH Guidance Q11

2.1.12.           Controlled Documents - Paper or electronic documents that are part of the quality system and contain data/information required by cGMPs. These documents may also be referred to as GMP documents. Such documents must be initiated and revised through document control and/or change control procedures. Examples of controlled documents are: SOPs, analytical test methods, specifications, batch records, validation protocols, forms, etc.

2.1.13.           Critical Raw Material — A material (starting materials, reagents and solvents) whose intended use is in the production of intermediates or APIs and whose attributes must be controlled within predetermined criteria to ensure that the API meets its specification.

2.1.14.           Deviation —  A departure from written standard where any of the following is true:  requires investigation and root cause analysis, has the potential for product, process, or equipment impact, requires CAPA for prevention of future recurrence, requires a Change Control, or presents a potential non-conformance with a regulatory filing, specification, or validated parameter, or requires customer notification.

2.1.15.           Disposition — The action of assigning a status of release, quarantine, reject etc. to a material.

2.1.16.           Drug Product — The dosage form in the final immediate packaging intended for human clinical or commercial use.

2.1.17.           Executed Batch Record — A completed Batch Production Record.

8

2.1.18.   Intermediate- A material produced during steps of the processing of an API that undergoes further molecular change or purification before it becomes an API. Intermediates may or may not be isolated.

2.1.19.   Master Batch Record (MBR) — The document that defines the manufacturing methods, materials, and other procedures, directions and controls associated with the manufacture and testing of the API.

2.1.20.   Out-of-Specification (OOS) — A result derived from testing that is valid but does not comply with the established specification.  In this case, “result” is defined as the final reportable value as determined according to the test method.  Such a reportable value may be comprised of multiple individual determinations (i.e., replicates) as per the test method.  Only reportable values are compared to specifications; therefore only a reportable value may constitute an OOS.

2.1.21.   Product — Any a) API, or (b) Drug Product comprised of API, or (c) intermediate(s) of (a) or (b), in each case as specified in the applicable Scope.

2.1.22.   Qualified Supplier — A supplier who has met minimum approval standards and been qualified by Agilent, to provide required items or services that may impact API quality.

2.1.23.   Raw Material — A general term used to denote starting materials, reagents, and solvents intended for use in the production of intermediates or APIs.

2.1.24.   Regulatory Authority-means any competent authority of the US, Europe, Japan, or other regulated region which regulates the manufacture of the API in accordance with ICH guidelines.

2.1.25.   Significant Change — Any change that: has the potential to (a) impact the quality, safety, identity, strength, efficacy, potency or purity of the API; (b) impact the regulatory commitments and/or reporting requirements of the API; (c) require re-qualification or re-validation of the process, methods, reference standards approved by Ophthotech; and/or (d) result in changing or modifying Ophthotech’s approved Specifications, test methods or any document approved by Ophthotech.

2.1.26.   Significant Deviation — A deviation that has been shown to adversely impact final API, stability study, drug product or a critical raw material.

2.1.27.   Specification — The Specification for the Product as set forth in the Statement of Work, which Specification may be amended from time to time in accordance with this agreement.

9

2.1.28.   Subcontractor - Any manufacturer, packager, or other API support service provider who performs processing, packaging, or testing of an API or any intermediate step of manufacture, or other API support service on behalf of Agilent.

2.2.         (21) Audit and Inspections

2.2.1.     Agilent agrees to allow the FDA and any other Regulatory Authority to conduct any inspection related to the manufacture of the API which the FDA or such Regulatory Authority requires and Agilent agrees to reasonably cooperate with the FDA or such Regulatory Authority in connection with such inspection. Agilent agrees to promptly notify Ophthotech of any inspections or actions by a Regulatory Authority which could potentially impact the production or distribution of the GMP API; provided that Agilent shall provide notice to Ophthotech of any such inspection or action that relates to the API or Product testing within [**] hours.  Ophthotech may be present during any regulatory inspections involving their Product.  Agilent agrees to provide Ophthotech (i) copies of any report issued and notice of any regulatory actions resulting from such inspections within [**] business days of any written action from such Regulatory Authority and (ii) within [**] days after Agilent’s receipt of such regulatory action, a plan to make corrective actions to remedy such regulatory action (which plan Agilent shall promptly implement and diligently pursue).

2.2.2.     Ophthotech reserves the right to conduct compliance audits of Agilent’s records and relevant areas of the Agilent facility that are involved in the production, testing, or storage of the API and Intermediates. Agilent requires a minimum of [**] business day notice for compliance audits. During audits, Agilent shall provide Ophthotech with all relevant documentation for the sole purpose of assuring API quality and compliance with agreed-upon manufacturing procedures.

2.2.3.     Ophthotech is entitled to one routine on-site GMP audit per [**] period provided active manufacturing occurs during this period. A request for audit due to a specific issue (‘for-cause’ audit) may be conducted at any time with a minimum of a [**] business day notice and must be focused only on the subject of the ‘for-cause’ audit.

2.2.4.     During an audit by Ophthotech, any non-conformances will be noted and documented in a report issued by Ophthotech within ([**] business days. Agilent will formally respond in writing within [**] business days following receipt of the report [**].

2.2.5.     Ophthotech reserves the right, at Ophthotech’s expense, to conduct PAI readiness and mock audit exercises at Agilent.

10

2.3.         (2) Roles and Communication

2.3.1.     Ophthotech and Agilent will each appoint a Primary Contact for communications between the two parties and who will jointly be responsible for the coordination and management of the project, including communication of quality and regulatory matters pursuant to this Agreement.

2.3.2.     Both primary contacts will be included on all communications between Agilent and Ophthotech.  For verbal communications regarding quality and regulatory matters, the initiating party will summarize the discussion in a written record, which will then be distributed by the respective primary contact.

2.3.3.     Ophthotech and Agilent will each appoint an Authorized Quality Assurance (QA) Representative who will serve as the primary contact for quality related notifications between the two parties.

2.3.4.     Responsible personnel are identified in Attachment 23.1.  Either party may change its Project Manager or Authorized Quality Assurance Representative by providing the other party written notice and Attachment 23.1 shall be updated to reflect any such change(s).

2.4.         (19) Subcontracting

2.4.1.     Agilent shall use approved subcontractors according to internal procedures.  Agilent will not subcontract any activities related to the GMP manufacturing or testing using non-approved subcontractors of API without prior approval of Ophthotech.

2.4.2.     Agilent shall ensure that any quality impacting changes proposed at a subcontractor site utilized for Ophthotech testing are assessed and Ophthotech notified prior to the change being made.

2.5.         (17) Complaints, Returns, and Recalls

2.5.1.     Customer Complaints - Agilent agrees to maintain appropriate systems for documenting and investigating any customer complaints associated with the GMP API.  Agilent will assist Ophthotech with investigational work to resolve the complaint. Agilent will respond within one business day for any serious or patient safety related API complaints. In the case of an emergency Agilent will rely upon site procedures to respond.

2.5.2.     GMP API Returns — Agilent will maintain records for returned products including batch number, quantity and reason.

2.5.3.     Recalls — Ophthotech will be responsible for the recall of any marketed Drug Products. Agilent is responsible for notifying

11

Ophthotech of any GMP API that is the subject of a recall.  During a Product recall, withdrawal, or field correction, Agilent shall keep accurate drug accountability and distribution records, fully cooperate with Ophthotech in notifying customers, and conducting the necessary recall and investigational activities.  Agilent shall provide assistance in the investigation reasonably required to determine the cause and extent of the problem necessitating the recall.

2.6.         (22) Quality Agreement Revisions

2.6.1.     Any revision to this Quality Agreement or any related attachments must be approved in advance by both parties. Revisions will be documented as written addendums that are attached to the original Quality Agreement.  Each addendum will minimally be approved by the Primary Contact and the Quality Assurance representatives from both companies.

2.6.2.     The Quality Agreement shall be updated and will minimally be approved by the Primary contact and the Quality Assurance representatives from both companies at the initiation of Ophthotech every [**] years.

3.            Quality Dispute Resolution

3.1.         In the event of a dispute as to whether (i) the Product has a Latent Defect or (ii) the Product was not in Good Condition at the time of delivery, the parties shall follow the dispute resolution procedure set forth the applicable Supply Agreement.  In the unlikely event a dispute arises regarding any other issue affecting product quality that cannot be resolved, the parties agree to resolve the dispute in the following manner.

3.1.1.     The parties agree to establish the basis of the dispute in writing within [**] days of the origin of the dispute.

3.1.2.     The parties agree to the description content and detail of the dispute by signing and dating the dispute description document.

3.1.3.     The document is escalated to the next higher comparable level in both organizations wherein parties from both companies are tasked with resolving the dispute as written.

3.1.4.      In the event the escalation does not resolve the dispute the parties agree to follow the dispute resolution procedure set forth for Escalated Dispute Resolutionin the applicable Supply Agreement.

12

4.            Responsibilities, including communication mechanisms and contacts

4.1.         (4) General Responsibilities

4.1.1.     Agilent agrees to manufacture, test, and deliver the GMP API in accordance with cGMP and other applicable compliance standards.

4.1.2.     Agilent agrees to test and perform stability studies on either API or Drug Product as denoted in applicable Statements of Work.

4.1.3.     Agilent agrees to maintain and operate under a quality system consistent with US and EU cGMP, including maintaining standard operating procedures (“SOPs”), training and root cause analysis and corrective & preventive actions.

4.1.4.     Agilent agrees to ensure that personnel involved in the manufacture, testing and disposition of the GMP API have the education, training and experience, or any combination thereof, to enable those persons to perform their assigned responsibilities. Training extends to the particular operations that the employee performs and to the applicable GMP’s as they relate to API and Drug Product and the employee’s functions. Training records shall be maintained by Agilent as required by GMP and made readily available for the personnel working on API and Drug Product. All training relative to a specific task will be completed prior to the initiation of the task. Training will be conducted with sufficient frequency to assure familiarity with requirements applicable to the position and function.  Agilent will ensure that any necessary GMP or technical training has been performed and is documented.

4.2.         Quality Unit Responsibilities

4.2.1.     The quality unit shall have the responsibility and authority to approve or reject all components, drug product containers, closures, in-process materials, packaging material, labeling, and drug products, and the authority to review production records to assure that no errors have occurred or, if errors have occurred, that they have been fully investigated. The responsibilities and procedures applicable to the quality unit shall be in writing; and the written procedures shall be followed.

4.2.2.     The quality unit shall be responsible to assure adequate testing facilities are available and utilized for the testing of raw materials, components, API containers, closures, packaging materials, in-process materials, and drug products.

4.2.3.     The quality unit shall have the responsibility for approving or rejecting all procedures or specifications impacting on the identity, strength, quality, and purity of the drug product.

13

4.3.         (12) Facilities and Equipment

4.3.1.     Agilent will manufacture the Ophthotech API only at the Agilent facility located at 5555 Airport Blvd. Boulder, CO 80301. (“Facility”)

4.3.2.     All critical measuring and monitoring devices used in processing equipment will be calibrated according to a pre-determined documented schedule. As appropriate, calibrations will be conducted using standards that are traceable to NIST or an appropriate, traceable standard.

4.3.3.     All GMP manufacturing operations will occur in equipment and facilities that are fully qualified per the Agilent Validation Master Plan and are subject to formal maintenance, calibration, and cleaning procedures.

4.3.4.     The facility will be maintained according to procedure to ensure a state of compliance and maintain a validated state relative to the manufacturing of GMP APIs and in the performance of Manufacturing and Laboratory Services.

4.3.5.     Any proposed change in the facility that has the potential to impact the quality of the Ophthotech API will be communicated to Ophthotech prior to the change being made.

4.4.         Materials Management

4.4.1.     (8) Raw Materials

4.4.1.1.          It is the responsibility of Agilent to handle procurement, delivery, inspection, testing and storage of raw materials (including components) that are used to produce the GMP API except as specified in 4.4.1.6.  Materials will be tested and/ or examined against approved specifications.

4.4.1.2.          Materials of animal origin will be certified BSE/TSE free as per Agilent internal procedures.

4.4.1.3.          All Critical Raw Material suppliers will be qualified as appropriate to the stage of development and the regulatory status of the GMP API as per Agilent internal procedures. Agilent will select suppliers for non-critical raw materials and components in accordance with the use and after assessment by Agilent Quality.

4.4.1.4.          The testing procedures for the Critical Raw Materials will be performed per compendial methods or other test methods developed by Agilent if a compendial testing is not available or applicable.

14

4.4.1.5.          Agilent shall use only those suppliers of Critical Raw Materials that have been approved by Agilent. If Ophthotech requests a specific supplier that is not a current Agilent qualified supplier, Agilent and Ophthotech will work together to qualify that supplier.

4.4.1.6.          Except as otherwise agreed to by the Parties in writing, if Ophthotech supplies material to Agilent for API manufacture, it is Ophthotech’s responsibility to qualify that supplier and provide qualification documentation to Agilent, including BSE/TSE certification and such qualification and audit records as agreed to by the Parties.

4.4.1.7.          Agilent will maintain a Supplier Qualification program that may be assessed by Ophthotech during a quality audit.

4.4.1.8.          Agilent will maintain samples of Critical Raw Materials, API and finished Drug Product in accordance with ICHQ7. All materials shall be handled and stored in accordance with the approved specifications.

4.4.1.9.          Under no circumstances shall any materials which may present a potential hazard to the raw materials utilized in API be stored in the Facility, or in proximity to the area where raw materials utilized in API are maintained. If such materials are stored in the Facility, the Parties must agree to their separation and segregation.

4.4.2.     (18) Reprocessing and Reworking

4.4.2.1.          If either Ophthotech or Agilent determines that reprocessing or reworking of the GMP API is necessary due to OOS, manufacturing deviation, unmet Specifications, or otherwise, the procedure will be documented and approved by Agilent Chemical Development, Agilent Manufacturing, Agilent QA  and Ophthotech QA, provided that Agilent shall not reprocess or rework the GMP API without the prior written consent of Ophthotech.

4.5.         Product Specific Terms

4.5.1.     (10) Manufacturing

4.5.1.1.          Master Batch Record (MBR) - GMP APIs will be manufactured in accordance with written MBRs that have been drafted by Agilent and approved by Ophthotech.  MBRs will be reviewed and approved by the Agilent QA

15

department prior to use.  Executed Batch Records will be reviewed and approved by the Agilent QA department prior to disposition to Ophthotech.

4.5.1.2.          Waste Handling — Any waste generated by the process will be disposed of according to Agilent procedures and in a secure and legal manner which prevents unauthorized use and/or environmental compliance problems.

4.5.2.     (11) Qualification and Validation

4.5.2.1.          Agilent will be responsible for the qualification and validation of manufacturing and testing equipment and processes, as mutually defined by Agilent and Ophthotech.

4.5.2.2.          Agilent will perform qualification and/or validation, when applicable, of any analytical test methods as required by Ophthotech. Agilent will be responsible for generating protocols to qualify/validate the test methods which will be reviewed and approved by both Agilent and Ophthotech, if required.  Agilent will provide a final report to Ophthotech for method transfer, qualification, and/or validation.

4.5.2.3.          Agilent will not make a Significant Change to any Ophthotech specific test method without prior approval from Ophthotech. Compendial updates to methods are acceptable and will not require Ophthotech pre-approval. Ophthotech will be notified of changes to generic methods (other than compendial methods) used for the Ophthotech process and copies provided on request.

4.5.2.4.          Ophthotech is responsible for providing Agilent with sufficient quantities of an appropriately qualified API reference standard along with a reference standard qualification certificate or appropriately tested reference material. Agilent can also be requested to prepare an API reference standard as described in section 4.6.1.2

4.6.         Laboratory Controls

4.6.1.     (15) Reference Standards/ Materials

4.6.1.1.          Any reference standards / materials that are supplied by Ophthotech or obtained from an official source will be stored and used in accordance with established Agilent procedures and any written instructions provided by Ophthotech.

16

4.6.1.2.          Any reference standards/ materials produced in-house at Agilent for Ophthotech will be appropriately documented and tested to ensure appropriate characterization of the material.

4.6.1.3.          (Copy of foregoing section) Ophthotech is responsible for providing Agilent with sufficient quantities of an appropriately qualified API reference standard along with a reference standard qualification certificate or appropriately tested reference material. Agilent can also be requested to prepare an API reference standard as described in section 4.6.1.2

4.6.2.     (9) Specifications and Test Methods

4.6.2.1.          Agilent will follow written quality system procedures for the identification, quarantine, handling, sampling, testing and approval or rejection of materials. Agilent will perform testing per established methods/procedures and review results against the Specifications.  Changes to these methods and procedures will be consistent with the Change Management section of this Agreement.  Deviations to the test methods and procedures and OOS results will be handled in a manner consistent with the Deviation and OOS sections of this agreement.

4.6.2.2.          Critical Raw Materials — Agilent will make recommendations for any change in Critical Raw Material Specifications and test methods as necessary to assure quality and compliance. The establishment of formal Critical Raw Material Specifications and test methods will occur per Agilent’s internal procedures.

4.6.2.3.          In-Process — Ophthotech and Agilent will agree on in-process Specifications and test methods used during development.    The establishment of in-process Specifications and test methods for validation and commercial manufacturing will occur per Agilent’s internal procedures and shall be subject to approval by Ophthotech.

4.6.2.4.          Analytical Data Reporting Requirements - Copies of all analytical QC raw data (including chromatograms) and reports generated by Agilent will be provided to Ophthotech with the Batch Packet for in-process and final API analysis following manufacture.  Copies of data related to method transfer or validation will be available

17

for on-site review by Ophthotech and provided to Ophthotech as required.

4.6.3.     (14) Samples / Reserve

4.6.3.1.          Raw Materials — Agilent agrees to sample and retain sufficient amounts and stored under controlled conditions, of all materials used in processing and testing, except water, compressed gasses and any highly volatile compounds and compounds that are not stable. In addition to the above, it is the responsibility of Agilent to retain Critical Raw Material samples with appropriate labeling, storage and duration according to Agilent procedures.

4.6.3.2.          In-Process — Agilent will retain in-process samples until the Batch has been approved for release or as requested by Ophthotech in writing.

4.6.3.3.          Final GMP API - Agilent will obtain retain samples of the final GMP API in accordance as requested by Opthotech in writing, but at a minimum, in sufficient amount to comply with ICH Q7 guidance for API sample retains.  These retention samples will be packaged and stored in accordance with ICH Q7 and the Agilent specification. Agilent will notify Ophthotech prior to disposing of retain samples as per Agilent internal procedures.

4.6.4.     (16) Stability

4.6.4.1.          Stability testing, both accelerated and long-term, will be conducted as contracted by Ophthotech. Ophthotech will be responsible for determining appropriate retest/expiry dates, storage conditions, and packaging materials.

4.6.4.2.          Stability testing will be conducted under protocols written by Agilent and approved by Ophthotech and Agilent QA prior to commencement of the stability study.

4.6.4.3.          Both parties agree to inform the other of the results of any stability testing for which they are responsible. This includes notification of any stability results that are deemed OOS or out-of-trend per established specifications and/ or Agilent internal procedures per section 5.2 of this agreement.

18

4.6.5.     (13) Packaging, Labeling, Testing and Release of GMP API

4.6.5.1.          The final packaging, labeling, and testing of each GMP API Batch will be conducted in accordance with written procedures, and with packaging and labeling requirements and test specifications provided by Ophthotech.

4.6.5.2.          Each batch will be internally released by the Agilent QA department as per established internal procedures which will include a review of associated batch records and analytical data.

4.6.5.3.          A Certificate of Analysis (COA) will be issued by Agilent for each Batch of API confirming that the API has been tested in accordance with the Specification using approved methods. The COA will contain results for all API analyses that have a Specification. Agilent will provide an Analytical Data Report Form for any additional analyses not listed on the Specification.

4.6.5.4.          A Certificate of Compliance (COC) will be issued by Agilent for each Batch of API confirming that the API has been manufactured, packaged and tested in full compliance with GMP, ICH Q7 and local Regulatory requirements. The COC will attest to the accuracy of the manufacturing records and provide limited detail on the occurrence and resolution of deviations that may have occurred during Batch processing and testing. BSE/TSE certification for any animal derived raw materials, packaging components and processing aids is also provided.

4.6.5.5.          Final release authority for shipment of each Batch of GMP API to Ophthotech will reside with Agilent’s QA department.

4.7.         Documentation

4.7.1.     (7) Documentation

4.7.2.     The Agilent Primary Contact will provide and receive all controlled documents to and from the Ophthotech Primary Contact.

4.7.3.     Agilent will generate any internal Controlled Documents necessary to support GMP API production and will be responsible for the retention and storage of all Batch Packet documentation in a secure QA archive according to Agilent’s record retention policy. Ophthotech shall be notified prior to destruction of any Controlled Documents supporting a batch production record and have the option of making

19

arrangements for continued retention or the return of such documents to Ophthotech.

4.7.4.     A Certificate of Analysis (COA), Certificate of Compliance (COC), BSE/ TSE Certification, and Material Safety Data Sheet or Safety Data Sheet (MSDS/SDS) will be provided by Agilent with every GMP API shipment.  Copies of completed Batch Packets documents will be provided to Ophthotech as defined in Section (2).

4.7.5.     Controlled Documents specific to the manufacture of E10030 will be reviewed and approved by Ophthotech prior to Agilent making the documents effective.

4.8.         (20) Regulatory Interactions and Submissions

4.8.1.     Regulatory Contacts. Unless otherwise required by applicable law, Ophthotech will be solely responsible for all contacts and communications with any regulatory authorities with respect to matters relating to the API or any of the Manufacturing and Laboratory Services under a Statement of Work. Agilent will notify Ophthotech immediately, and in no event later than [**] days, after Agilent receives any contact or communication from any regulatory authority relating in any way to the API or Product testing or the Manufacturing and Laboratory Services under a Statement of Work and will provide Ophthotech with copies of any such communication within [**] of receipt of such communication by Agilent.  Agilent will consult with Ophthotech regarding the response to any inquiry or observation from any regulatory authority relating in any way to the API or Product testing or the Manufacturing and Laboratory Services under a Statement of Work and will allow Ophthotech at Opthotech’s discretion to participate in any further contacts or communications relating to such Services.  Agilent will comply with all reasonable requests and take into consideration all comments by Ophthotech with respect to all contacts and communications with any regulatory authority relating in any way to the API the Manufacturing and Laboratory Services under a Statement of Work.

4.8.2.     Submissions. Agilent will provide to Ophthotech at Ophthotech’s expense, input, data and written content regarding the manufacturing and controls for the API as may be required for regulatory submissions. As the drug sponsor, it is the responsibility of Ophthotech to provide an appropriate template and specific content requests to Agilent.

20

5.            Change Control and Revisions

5.1.         (5) Change Management

5.1.1.     Agilent will utilize a documented change control system as defined by internal procedures to control changes to raw materials, packaging materials, suppliers, equipment, manufacturing procedures, material specifications, facilities, sampling procedures, analytical methods, a process or method validated state or standard operating procedures.

5.1.2.     Any Significant Change or other change  proposed by Agilent to the MBR, Facility, Utilities, Equipment, Specifications and/or SOPs, including but not limited to the manufacturing process, materials and/or analytical methods which may affect the quality or performance of the API over its shelf-life,  acceptance criteria not met for post-validation batches or affect commitments made in regulatory filings (a) shall be made only as permissible under the applicable Supply Agreement and this Quality Agreement; and (b) must be approved by Ophthotech, in writing, prior to implementation for routine production or release of any affected batch.

5.1.3.     Ophthotech will use reasonable efforts to respond to any written request for change from Agilent within [**] business days. If the change request is part of an initiated manufacturing campaign, Ophthotech will use reasonable efforts to respond within [**]. No Significant Change shall be implemented by Agilent without the prior written approval of Ophthotech.

5.1.4.     Ophthotech initiated requests for changes shall be communicated to Agilent’s Quality management in writing using Ophthotech’s change control documentation.  Agilent will use reasonable efforts to respond to any written request for change from Ophthotech within [**] business days.  Such Ophthotech requested changes shall, upon mutual agreement of the Parties, be implemented by Agilent using Agilent’s current approved change management procedures. Agilent shall not unreasonably withhold, condition or delay its approval of any such change and any such changes required in order to comply with applicable laws, rules or regulations shall not require such approval, without reasonable justification.

5.2.         (6) Deviation Handling and OOS Investigations

5.2.1.     Any deviations from approved manufacturing, testing, or storage procedures that occur in the course of batch production will be managed according to Agilent’s internal procedures for deviation handling, and the extent of investigation will be determined by Agilent and shall be commensurate with the severity of the deviation and the potential API quality impact. Agilent must notify Ophthotech within [**] business days from the observation of Deviations ([**] with respect to Significant Deviations).  All deviations will be investigated and fully documented by Agilent. This documentation will be retained

21

as part of the batch documentation for the batch affected. When deemed necessary, Ophthotech reserves the right to request additional or more in-depth investigation of the Deviation by Agilent.  Ophthotech prior approval shall be obtained in writing for any planned Significant Deviation. Agilent shall not release any Batch which includes a Deviation.

5.2.2.     All deviations will be assessed for potential API quality impact according to Agilent internal procedures and will be fully documented by Agilent. Investigations will include appropriate justification, scientific rationale and supporting data.

5.2.3.     Agilent will notify Ophthotech of confirmed OOS results within [**] business day of notification to Agilent QA that the OOS has occurred. Agilent will perform the OOS investigation as per Agilent internal procedures. Agilent shall provide Ophthotech written notice of any changes to its SOPs or other internal procedures relating to OOS investigations and shall, upon Ophthotech’s request, make such changed procedures available for Ophthotech review

22

6.            (23) Attachments

6.1.         Contact Information

6.1.1      ATTACHMENT 1 — CONTACT INFORMATION

Ophthotech Mailing Address:

Ophthotech Corporation

One Penn Plaza, 35th Floor

New York, New York 10119

Ophthotech Contact Information

Name	Title	Phone	E-Mail
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

Agilent Technologies Mailing Address

Agilent Technologies, Incorporated

5555 Airport Blvd.

Boulder, CO  80301

Agilent Technologies Contact Information

Name	Title	Phone	E-Mail
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

23

6.2.         Attachment 2

6.2.1.     Manufacturing and Supply Agreements to be added as they are agreed

24

EXHIBIT D

MEMORANDUM OF INSURANCE

The following MOI will be updated to add Ophthotech as an “additional insured” and provide a waiver of subrogation in favor of Ophthotech.

Memorandum of Insurance (MOI)

MEMORANDUM OF INSURANCE	DATE 31-Aug-2015

This Memorandum is issued as a matter of information only to authorized viewers for their internal use only and confers no rights upon any viewer of this Memorandum.  This Memorandum does not amend, extend or alter the coverage described below.  This Memorandum may only be copied, printed and distributed within an authorized viewer and may only be used and viewed by an authorized viewer for its internal use.  Any other use, duplication or distribution of this Memorandum without the consent of [**] is prohibited.  “Authorized viewer” shall mean an entity or person which is authorized by the insured named herein to access this Memorandum via [**].  The information contained herein is as of the date referred to above.  Marsh shall be under no obligation to update such information.

PRODUCER [**]	COMPANIES AFFORDING COVERAGE
Co. A [**]
INSURED Agilent Technologies, Inc. 5301 Stevens Creek Blvd. M/S 1B-08, Santa Clara California 95051 United States	Co. B Co. C Co. D

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED.  NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS MEMORANDUM MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES.  LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE	POLICY EXPIRATION DATE	LIMITS LIMITS IN USD UNLESS OTHERWISE INDICATED
A	GENERAL LIABILITY Commercial General Liability Occurrence	[**]	[**]	[**]	GENERAL AGGREGATE	[**]
					PRODUCTS -COMP/OP AGG	[**]
					PERSONAL AND ADV INJURY	[**]
					EACH OCCURRENCE	[**]
					FIRE DAMAGE (ANY ONE FIRE)	[**]
					MED EXP (ANY	[**]

ONE PERSON)

A	AUTOMOBILE LIABILITY Any Auto	[**]	[**]	[**]	COMBINED SINGLE LIMIT	[**]
BODILY INJURY (PER PERSON)
BODILY INJURY (PER ACCIDENT)
PROPERTY DAMAGE
	EXCESS LIABILITY				EACH OCCURRENCE
AGGREGATE
	GARAGE LIABILITY				AUTO ONLY (PER ACCIDENT
OTHER THAN AUTO ONLY:
EACH ACCIDENT
AGGREGATE

A	WORKERS COMPENSATION/ EMPLOYERS LIABILITY THE PROPRIETOR / PARTNERS / EXECUTIVE OFFICERS ARE Included	[**]	[**]	[**]
					WORKERS COMP LIMITS	Statutory
					EL EACH ACCIDENT	[**]
					EL DISEASE — POLICY LIMIT	[**]
					EL DISEASE — EACH EMPLOYEE	[**]

The Memorandum of Insurance serves solely to list insurance policies, limits and dates of coverage. Any modifications hereto are not authorized.

2

MEMORANDUM OF INSURANCE	DATE 31-Aug-2015

This Memorandum is issued as a matter of information only to authorized viewers for their internal use only and confers no rights upon any viewer of this Memorandum.  This Memorandum does not amend, extend or alter the coverage described below.  This Memorandum may only be copied, printed and distributed within an authorized viewer and may only be used and viewed by an authorized viewer for its internal use.  Any other use, duplication or distribution of this Memorandum without the consent of [**] is prohibited.  “Authorized viewer” shall mean an entity or person which is authorized by the insured named herein to access this Memorandum via [**].  The information contained herein is as of the date referred to above.  Marsh shall be under no obligation to update such information.

PRODUCER [**]	INSURED Agilent Technologies, Inc. 5301 Stevens Creek Blvd. M/S 1B-08, Santa Clara California 95051 United States

ADDITIONAL INFORMATION

Work Comp/Employers Liability

<br /> All states coverage except [**]

<br /> Work Comp excludes:  [**]

The Memorandum of Insurance serves solely to list insurance policies, limits and dates of coverage.  Any modifications hereto are not authorized.

3

EXHIBIT E

[RESERVED]

4

EXHIBIT F

LIST OF PATENTS

Pursuant to Section 9.6.1 of the Agreement, the following Patents that cover the Process are [**].

[**]

Country/Treaty	Patent/Application #	Title	Filing Date
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

[**]

Country/Treaty	Patent/Application #	Title	Filing Date
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

5

EXHIBIT G

CONFIDENTIALITY AGREEMENT

6

CONFIDENTIALITY AGREEMENT

This Agreement dated 22 March, 2011 (the “Effective Date”), between Ophthotech Corporation, a Delaware corporation (“Ophthotech”) with offices at 5 Vaughn Drive, Suite 106, Princeton, New Jersey, 08540, and Agilent Technologies , a Delaware corporation (“Agilent”) with office at 5555 Airport Blvd # 100, Boulder, CO 80301-2648

1.            Background.  Ophthotech and Agilent (hereinafter collectively referred to as the “Parties”, respectively as the “Party”) intend to engage in discussions relating to the development, manufacture, and testing of Ophthotech Drug Substance and Drug Products including E10030 and ARC1905 and other, as mutually agreed to between the Parties (the “Purposes”).  In the course of these discussions it is anticipated that each Party will disclose or deliver to the other Party and to the other Party’s contractors and designees,(collectively, the “Representatives”) certain of its trade secrets or confidential or proprietary information for the purposes of enabling the other Party to perform its obligations under the Purposes.  The Parties have entered into this Agreement in order to assure the confidentiality of such trade secrets and confidential or proprietary information in accordance with the terms of this Agreement.  As used in this Agreement, the Party disclosing Proprietary Information (as defined below) is referred to as the “Disclosing Party”; the Party receiving such Proprietary Information is referred to as the “Recipient”.

2.            Proprietary Information.  As used in this Agreement, the term “Proprietary Information” shall mean all trade secrets or confidential or proprietary information designated as such in writing by the Disclosing Party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Disclosing Party or the Disclosing Party’s Representatives to the Recipient or the Recipient’s Representatives.  Notwithstanding the foregoing, information which is orally or visually disclosed to the Recipient by the Disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if (i) it would be apparent to a reasonable person, familiar with the Disclosing Party’s business and the industry in which it operates, that such information is of a confidential or proprietary nature the maintenance of which is important to the Disclosing Party or if (ii) the Disclosing Party, within [**] days after such disclosure, delivers to the Recipient a written document or documents describing such Proprietary Information and referencing the place and date of such oral, visual or written disclosure and the names of the Representatives of the Recipient to whom such disclosure was made.  In addition, the term “Proprietary Information” shall be deemed to include: (a) any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Recipient or its Representatives which contain, reflect or are based upon, in whole or in part, any Proprietary Information furnished to the Recipient or its Representatives pursuant hereto; and (b) the existence or status of, and any information concerning, the discussions between the Parties concerning the possible establishment of a business relationship.

7

3.            Scope of Agreement.  This Agreement shall apply to all Proprietary Information disclosed between the Parties hereto from the Effective Date until third anniversary of the Effective Date.

4.            Use and Disclosure of Proprietary Information.  The Recipient and its Representatives shall use Proprietary Information only for the Purposes and such Proprietary Information shall not be used for any other purpose without the prior written consent of the Disclosing Party.  The Recipient and its Representatives shall hold in confidence, and shall not disclose Proprietary Information; provided, however, that (i) the Recipient may make any disclosure of such information to which the Disclosing Party gives its prior written consent; and (ii) any of the Proprietary Information may be disclosed by the Recipient to its Representatives who need to know such information in connection with the Purposes and who are informed of the confidential nature of such information and of the terms of this Agreement.  In any event, the Recipient shall be responsible for any breach of this Agreement by any of its Representatives, and agrees, at its sole expense, to take reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Proprietary Information.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not prohibit the Recipient from disclosing Proprietary Information of the Disclosing Party to the extent required in order for the Recipient to comply with applicable laws and regulations, provided that the Recipient provides prior written notice of such required disclosure to the Disclosing Party.

5.            Limitation on Obligations.  The obligations of the Recipient specified in Section 4 and 7 shall not apply, and the Recipient shall have no further obligations, with respect to any Proprietary Information to the extent that such Proprietary Information:

(a)          is generally known to the public at the time of disclosure or becomes generally known without the Recipient or its Representatives violating this Agreement;

(b)          is in the Recipient’s possession at the time of disclosure;

becomes known to the Recipient through disclosure by sources other than the Disclosing Party without such sources violating any confidentiality obligations to the Disclosing Party; or

(c)          is independently developed by the Recipient without reference to or reliance upon Proprietary Information.

6.            Ownership of Proprietary Information.  The Recipient agrees that it shall not receive any right, title or interest in, or any license or right to use, Proprietary Information or any Disclosing Party’s patent, copyright, trade secret, trademark or other intellectual property rights therein, by implication or otherwise.  Each of the Parties hereto represents, warrants and covenants that the trade secrets herein which it discloses to the other Party pursuant to this Agreement have not been stolen, appropriated, obtained or converted without authorization.

7.            Return of Proprietary Information.  The Recipient shall, upon the written request of the Disclosing Party, return to the Disclosing Party all Proprietary Information (and all copies and reproductions thereof).  In addition, the Recipient shall destroy:  (i) the part of any notes,

8

reports or other documents prepared by the Recipient which contain Proprietary Information; and (ii) any Proprietary Information (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.  Alternatively, upon written request of the Disclosing Party, the Recipient shall destroy all Proprietary Information from the Disclosing Party (and all copies and reproduction thereof) and the part of any notes, reports or other documents prepared by the Recipient which contain Proprietary Information.  Notwithstanding the return or destruction of the Proprietary Information, the Recipient and its Representatives will continue to be bound by their obligations specified in Section 4, 5 and 7.

8.            Miscellaneous.

(a)          This Agreement supersedes all prior agreements, written or oral, between the Patties relating to the subject matter of this Agreement.  This Agreement may not be assigned modified, changed or discharged, in whole or in part, except by an agreement in writing signed by the Parties.

(b)          This Agreement will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.  Notwithstanding the forgoing, such heirs, successors and assignments shall not release such assigning Party from any of its obligations under this Agreement.

(c)          This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof.

(d)          The provisions of this Agreement are necessary for the protection of the business and goodwill of the Patties and are considered by the Parties to be reasonable for such purpose.  The Recipient agrees that any breach of this Agreement will cause the Disclosing Party substantial and irreparable injury and, therefore, in the event of any such breach, in addition to other remedies which may be available, the Disclosing Party shall have the right to specific performance and other injunctive and equitable relief.

(e)          The obligations of the Recipient specified in Section 4, 5 and 7 imposed by this Agreement shall continue until the [**] anniversary of the Effective Date.

(f)           For the convenience of the Parties, this Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both Parties.

9

EXECUTED as of the day and year first set forth above.

AGILENT TECHNOLOGIES		OPHTHOTECH CORPORATION

By:	/s/ James Powell	By:	/s/ Richard Everett

Name: James Powell		Name: Richard Everett

Title: General Manager NASD		Title: VP, CMC Operations

10

AMENDMENT #1
TO
CONFIDENTIALITY AGREEMENT
BY AND BETWEEN
AGILENT TECHNOLOGIES, INC.
AND
OPHTHOTECH CORPORATION

This Amendment # 1 (“Amendment”) amends the Confidentiality Agreement by and between Agilent Technologies, Inc. (“Agilent”) and Ophthotech Corporation (“Ophthotech”) dated as of 22 March 2011 (the “Agreement”).

Agilent and Ophthotech hereby agree to amend the Agreement as follows:

1.            Section 3, Scope of Agreement, is hereby deleted in its entirety and replaced with the following:

“This Agreement shall apply to all Proprietary Information disclosed between the Parties hereto from the Effective Date until the tenth anniversary of the Effective Date.”

2.            Section 8(e) is hereby deleted in its entirety and replaced with the following:

“The obligations of the Recipient specified in Section 4, 5 and 7 imposed by this Agreement shall continue until the [**] anniversary of the expiration or termination of this Agreement.”

3.            This Amendment shall take effect as of 22 March 2014.

4.            This Amendment constitutes the entire agreement between the parties and incorporates all prior agreements and amendments by reference.  Except as; expressly amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.  All capitalized terms used in this Amendment but not otherwise defined herein, shall have the meaning assigned to them in the Agreement.

AGREED:

AGILENT TECHNOLOGIES, INC.		OPHTHOTECH CORPORATION

By:	/s/ Nelson Thune	By:	/s/ Barbara A. Wood

Name:	Nelson Thune	Name:	Barbara A. Wood

Title:	General Manager	Title:	SVP, General Counsel and Corporate Secretary

Date:	02 May 2014	Date:	14 April 2014

11

EXHIBIT H

[**] Process Flow

[**]

EXHIBIT I

[RESERVED]

EXHIBIT J

PRODUCT PRICING

Pursuant to Section 6.1 of the Agreement, the following table provides not to exceed Product pricing based on quantities ordered via a single Purchase Order.  [**].

Pricing Tiers:	Price per Batch:

[**]	[**]

EXHIBIT K

RISK MANAGEMENT PLAN

[**].

EXHIBIT L

[RESERVED]

EXHIBIT M

SPECIFICATION

[**] SPECIFICATIONS
API Specification

Effective Date:

ADP Number:

1.                                      GENERAL INFORMATION

1.1.	Agilent Product Name:	[**]
1.2.	Customer Reference:	E10030
1.3.	Product Type:	PEGylated oligonucleotide
1.4.	Storage Conditions:	[**]
1.5.	Length:	[**]
1.6.	Backbone:	[**]
1.7.	Material State:	[**]
1.8.	Sequence:	[**]
	Legend:	[**]
1.9.	Theoretical Molecular Weight: [**]

2.                                      SAMPLE HANDLING

[**]

3.                                      SPECIFICATIONS

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

4.                                      MATERIALS REQUIREMENTS

[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

5.                                      REVISION HISTORY

Document Number	Section	Change
[**]	[**]	[**]

1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

2

EXHIBIT N - COMMERCIAL READINESS PLAN

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of seven pages were omitted. [**]

EXHIBIT O

CRITICAL RAW MATERIALS AND SUPPLIES

Raw Materials To Be Considered for Safety Stock Inventory

[**]